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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-134553

PROSPECTUS SUPPLEMENT
(To prospectus dated May 30, 2006)

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTES, SERIES I

General Terms of Sale

        The following terms will generally apply to the medium-term notes that we will sell from time to time using this prospectus supplement and the accompanying prospectus. We will include information on the specific terms for each note in a pricing supplement to this prospectus supplement. We may include information on a type of medium-term note not described herein in an additional prospectus supplement to this supplement and information on the specific terms of any such note in a pricing supplement to that additional prospectus supplement. Any reference to "this prospectus supplement" or to a "pricing supplement" herein shall include any such additional prospectus supplement or pricing supplement, unless the context requires otherwise.

Maturity:	Generally, 3 months or more from the date of issue.
Indexed Notes:
Payments of interest or principal may be linked to the performance, level or value of one or more securities, currencies, commodities or other instruments or measures or baskets or indices of the same. Indexed securities may, if and to the extent specified in the applicable pricing supplement, be settled by delivery of the index property.
Redemption:	Terms of specific notes may permit or require redemption or repurchase at our option or your option.
Risks:	Index, currency and other risks relating to the specific terms of the notes may exist.
Interest Rates:	Fixed, floating or zero coupon.
Ranking:	The notes are senior debt securities.
Other Terms:	You should review "Description of the Notes", any additional prospectus supplement and the relevant pricing supplement for other terms that apply to your notes.

        Consider carefully the information under "Risk Factors" beginning on page S-4 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any accompanying pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        Lehman Brothers Inc. and other affiliates of ours may use this prospectus supplement, the accompanying prospectus and any applicable pricing supplement in connection with offers and sales in market-making transactions.

LEHMAN BROTHERS

May 30, 2006

        You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any additional prospectus supplement and any accompanying pricing supplement or free writing prospectus. Any free writing prospectus should be read in connection with this prospectus supplement, the accompanying prospectus and any other additional prospectus supplement referred to therein. We have not, and the agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any additional prospectus supplement and any accompanying pricing supplement, as well as information we have filed or will file with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date of the applicable document or other date referred to in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

        The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal of or, premium or interest on, notes. Such persons should consult their advisors with regard to these matters.

        Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting the currency and any other required information regarding the currency. Additional risks relating to any type of medium-term note described in an additional prospectus supplement or pricing supplement to this prospectus supplement may be set forth in such additional prospectus supplement or pricing supplement. You are advised to consult your own advisors regarding the legal, credit, tax and accounting aspects of the relevant transaction relating to your particular circumstances.

Many factors affect the trading market and value of your notes.

        In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, your notes. These factors include:

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  actual or anticipated changes in our credit ratings, financial condition or results,

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  the method of calculating the payment at maturity, premium and interest in respect of your notes,

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  the complexity, level, direction and volatility of any index property or formula applicable to your notes,

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  the time remaining to the maturity of your notes,

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  any redemption features of your notes,

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  the outstanding amount of your notes,

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  the availability of comparable notes or the amount of other securities linked to the index or formula applicable to your notes,

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  the level, direction and volatility of market interest rates generally, and

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  market perceptions of the level, direction and volatility of the index property or formula applicable to your notes or of interest rates generally.

        In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

Changes in the value of the index property of indexed notes could result in a substantial loss to you.

        An investment in indexed notes may entail significant risks not associated with investments in a conventional debt security, and the terms of particular notes may result in a loss of some or all of the principal amount invested and/or in no interest or a lower return than on a conventional fixed or floating interest rate debt security issued by us at the same time. An investment in indexed notes may have significant risks associated with debt instruments that:

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  do not have a fixed principal amount,

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  are not denominated in U.S. dollars, and/or

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  do not have a fixed interest rate.

        The risks of a particular indexed note will depend on the terms of the indexed note. The risks may include, but are not limited to, the possibility of significant changes in the prices or values of the index property.

        Index property could include:

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  securities of one or more issuers, including our securities,

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  one or more currencies,

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  one or more commodities,

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  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us, and/or

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  one or more indices or baskets of the items described above.

        The existence, magnitude and longevity of the risks associated with a particular indexed note generally depend on factors over which we have no control and that cannot readily be foreseen. These risks include:

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  economic events and market expectations,

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  political, legislative, accounting, tax and other regulatory events, and

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  financial events, such as the supply of, and demand for, the index property.

        Currency exchange rates and prices for the index property can be highly volatile. Such volatility may be expected in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

The terms of indexed notes may not require payment of interest or return of a portion or all your principal in certain circumstances.

        Indexed notes may have fixed or floating interest rates that accrue only if a particular index property falls within a particular range of values (a "range note") or if it is higher or lower than a specified amount. You should consider the risk that the interest rate accrual provisions applicable to these notes may result in no interest or less interest being payable on the notes than on a conventional fixed rate debt security issued by us at the same time. For example, a range note may provide that if the relevant index for that range note is less than the range minimum or is more than the range maximum on one or more business days during the applicable period (which may be for the entire term of the note), no interest will accrue during the period.

        In addition, the interest rate applicable to notes linked to an index such as the consumer price index may be linked to period-over-period changes in the level of the index for the relevant index measurement period. If the index does not increase (or decrease, as specified in the applicable pricing supplement) during the relevant measurement period, holders of the notes may not receive any interest payments for the applicable interest period.

        The terms of certain indexed notes may not require the return or may require the return of less than 100% of the principal amount invested in these notes. For these notes, in the event that the particular index property performs in a manner that is adverse to holders of such notes under the terms of such notes, holders will be exposed to a potential loss of some or all of the principal amount invested.

        The risk of loss as a result of linking principal or interest payments to the index property can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

Values of the index property may be determined by one of our affiliates, and the method used to determine such values may change.

        In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

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  an index determined by an affiliate of ours, or

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  prices that are published solely by third parties or entities that are not regulated by the laws of the United States.

        The publication of any index or other measure may be suspended or discontinued, or the index itself or the method by which any index or other measure is calculated may be changed in the future. Any such action could adversely affect the value of any notes linked to such index or measure.

Holders of the indexed notes generally have no rights to receive any index property.

        Unless otherwise specified in the pricing supplement for a particular series of indexed notes, investing in indexed notes will not entitle holders of the notes to receive any index property, which may include securities, currencies or commodities. The amount payable in respect of indexed notes may be paid in U.S. dollars or a foreign currency based on a value or values of the index property or properties, but holders of the indexed notes unless otherwise specified will have no rights to receive physical delivery of any index property, which may include securities, currencies or commodities.

Information about historical values of an index property or historical interest rates may not be indicative of future values.

        If we issue a note denominated in or linked to an index property or properties, we may include in the applicable pricing supplement information about historical values of the relevant index property or properties. We may also include information about historical interest rates or other factors. Any information about historical values of the index property or properties or historical interest rates or other factors that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in index property values or interest rates that may occur in the future. Fluctuations in index property values or currency exchange rates may make the value of the notes difficult to predict and more volatile than conventional fixed or floating interest rate debt securities and can result in effective returns to investors that are lower than anticipated.

Certain of our activities may adversely affect the value of the notes.

        We or one or more of our affiliates may hedge our obligations under particular notes by purchasing or selling the related index property, options or futures on such index property or other instruments linked to such index property, and may adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and by unwinding the hedge by selling any of the foregoing. We or our affiliates also may enter into, adjust and unwind hedging transactions relating to other notes whose returns are linked to the same index properties, or may engage in trading in index properties, or instruments whose returns are linked to index properties, to which particular notes are linked, either for our or our affiliates' proprietary accounts, for other accounts under their management or to facilitate transactions on behalf of customers. In addition, affiliates of ours may be a counterparty to hedges of our obligations under particular notes that we may enter into from time to time. Any of these activities may adversely affect the market values or levels of a particular index property and therefore the market value of the related notes. It is possible that we or our affiliates could receive positive returns with respect to these activities while the value of the notes may decline.

        We or our affiliates also have issued, or underwritten on behalf of other issuers, and in the future may issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of one or more index properties to which particular notes may be linked. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of particular notes and the amount payable on such notes.

        As a result of any of these transactions, potential conflicts of interest may exist between us or our affiliates and you.

An affiliate of ours may act as calculation agent on the notes, creating a potential conflict of interest between you and us.

        Affiliates of ours may act as calculation agent for particular notes, and may have discretion in computing indexes or other measures to which payments on particular notes may be linked, including whether any interest is payable on any "range" notes for any period. The exercise of discretion by a calculation agent that is affiliated with us could adversely affect the value of particular notes and may present the calculation agent with a conflict of interest to the extent that the determinations made by the calculation agent in respect of the particular notes affect the payments due from us under the notes, due to or from us or any of our affiliates under any related hedge transaction or the value of the investments held by our or any of our affiliate's proprietary or managed accounts.

We are a holding company and you can only depend on our earnings and assets, and not those of our subsidiaries, for payment of principal and interest on the notes.

        The notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes. Because we are a holding company whose primary assets consist of shares of stock or other equity interests in or amounts due from subsidiaries, almost all of our income is derived from those subsidiaries. Our subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available therefor. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries to generate the funds necessary to meet obligations with respect the notes, including the payment of principal and interest. Due to covenants contained in certain of our debt agreements and regulations relating to capital requirements affecting certain of our more significant subsidiaries, the ability of certain subsidiaries to pay dividends and other distributions and make loans to us is restricted. The notes to our financial statements included in our most recent annual report on Form 10-K sets forth the amount of net assets of our subsidiaries that are restricted as to the payment of dividends to us. Additionally, as an equity holder, our ability to participate in any distribution of assets of any subsidiary is subordinate to the claims of creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are judicially recognized. If these sources are not adequate, we may be unable to make payments of principal or interest in respect of the notes and you could lose all or a part of your investment.

We may choose to redeem the notes when prevailing interest rates or return on your investment are relatively low.

        If your notes are redeemable at our option, this means that we have the right, without your consent, to redeem or "call" all or a portion of your notes at any time, or at a specific point in time, as specified in the applicable pricing supplement. This does not mean that you have a similar right to require us to repay your notes. Where such redemption right exists, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate or with an effective return as high as the interest rate or return on the notes being redeemed. Any such redemption right of ours also may adversely impact your ability to sell your notes, and/or the price at which you could sell your notes, as the redemption date approaches. You should consult your own financial and legal advisors as to the risks of an investment in redeemable notes.

There may not be any trading market for your notes.

        We cannot assure you a trading market for your notes will ever develop or be maintained. Lehman Brothers Inc. and other affiliates of ours or other underwriters may make a market in the notes, but they will not be obligated to do so and may discontinue any market-making at any time without notice. Lehman Brothers Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus supplement, the accompanying prospectus and any accompanying additional prospectus supplement or pricing supplement will also be used in connection with those transactions by Lehman Brothers Inc. or our other affiliates. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale. No assurance can be given that there will be a market for the notes.

The tax consequences of investing in certain types of notes are uncertain

        Investors should consider the tax consequences of investing in the notes. Significant aspects of an investment in notes such as variable rate debt instruments, contingent payment debt instruments, and financial contracts (as such terms are used under "—United States Federal Income Tax Consequences") may be unclear. In general, no statutory, judicial or administrative authority directly addresses the characterization of such notes or instruments similar thereto for United States federal income tax purposes. For example, there can be no assurance that the Internal Revenue Service ("IRS") will agree with our determination of whether a debt instrument constitutes a variable rate debt instrument or a contingent payment debt instrument, and it is possible that any such notes will be recharacterized. With respect to notes that are not 100% principal-protected, the IRS may disagree with our determination of whether such notes constitute debt instruments for United States federal tax purposes. In addition, special tax rules apply to notes that provide for payments denominated in, or determined by reference to, one or more foreign currencies. Any recharacterization could affect the amount, timing and character of income, gain or loss in respect of the notes. Investors should consult their tax advisors regarding the proper characterization of the notes as well as possible alternative characterizations. See "—United States Federal Income Tax Consequences."

Risks Relating to Currency-Indexed Notes

The price at which you will be able to sell your currency-indexed notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

        We believe that the trading price of your currency-indexed notes in the secondary market will be affected by the supply of and demand for currency-indexed notes, the value of a reference currency relative to the U.S. dollar, Euro or other applicable base currency and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of currency-indexed notes of a change in a specific factor, assuming all other conditions remain constant:

        The Exchange Rates for the Reference Currencies.    We expect that a significant component of the market value of currency-indexed notes at any given time will be the exchange rate for the relevant reference currency against the U.S. dollar, Euro, or other applicable base currency. The value of a reference currency relative to the U.S. dollar, Euro or such other base currency will be influenced by the complex and interrelated global and regional political, economic, financial and other factors that can affect the currency markets on which a reference currency is traded. The exchange rate for a reference currency against the U.S. dollar, Euro or other applicable base currency is at any moment a result of the supply and demand for the two currencies, and changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the originating countries or jurisdictions of a reference currency and the relevant base currency, including economic and political developments in other countries. Of particular importance are the relative rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in those countries, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and other countries important to international trade and finance, including the United States.

        Volatilities of the Reference Currencies.    Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the exchange rate for a reference currency changes during the term of a currency-indexed note, the market value of the currency-indexed note may decrease.

        Intervention in the Currency Markets by the Countries Issuing the Reference Currencies.    Foreign exchange rates can either be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing reference currencies, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing currency-indexed notes is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders. There will be no offsetting adjustment or change made during the term of a currency-indexed note in the event that the exchange rates should become fixed (or in the case of certain currencies, become floating), or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting a reference currency, the U.S. dollar, Euro, or other applicable base currency, or any other currency.

        Interest Rates.    We expect that the market value of currency-indexed notes will be affected by changes in the interest rates of the jurisdiction of the reference currency. In general, if such interest rates increase, the market value of currency-indexed notes may decrease, and if such interest rates decrease, the market value of currency-indexed notes may increase. In addition, increases in interest rates in a country issuing a reference currency relative to interest rates in the country or jurisdiction issuing the U.S. dollar, Euro or other applicable base currency may decrease the future values of that reference currency relative to that base currency, as implied by currency futures contracts, and decreases in interest rates in a country issuing a reference currency relative to interest rates in the country or jurisdiction issuing the applicable base currency may increase the future values of that reference currency relative to that base currency, as implied by currency futures contracts, which would generally affect the value of currency-indexed notes linked to that reference currency and base currency. Interest rates may also affect the economy of a country issuing a reference currency or the base currency and, in turn, the exchange rates and therefore the values of a reference currency relative to the base currency.

        Time Premium or Discount.    As a result of a "time premium or discount," currency-indexed notes may trade at a value above or below that which would be expected based on the level of interest rates and the value of a reference currency relative to the base currency. A "time premium or discount" results from expectations regarding the value of a currency relative to the base currency during the period prior to the maturity of currency-indexed notes. However, as the time remaining to maturity decreases, this time premium or discount may diminish, thereby decreasing or increasing the market value of currency-indexed notes.

The use of a return on a basket of reference currencies instead of a single reference currency return may lower the return on your investment.

        If the amount payable in respect of a currency-indexed note is based on the value or performance of more than one reference currency, an increase in the values of some but not all of those reference currencies relative to the U.S. dollar, Euro or other base currency may be substantially or entirely offset by decreases in the values of the other reference currencies relative to the U.S. dollar, Euro or other base currency during the term of the currency-indexed notes.

The formula for determining your return may not take into account all developments in the reference currencies.

        Changes in the spot exchange rates of the reference currencies against the U.S. dollar, Euro or other base currency during the term of the currency-indexed notes may not be reflected in the determination of the amount payable at maturity. For example, in determining the amount payable at maturity, the calculation agent may compare only values of the reference currencies as of one specified date (for example, the trade date or the issue date for the relevant notes) against the values of the reference currencies as of another specified date, without taking into account fluctuations in values between the specified dates. With respect to these notes, no other spot exchange rates will be taken into account.

Even though currency trades around the clock, your currency-indexed notes will not.

        The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for the currency-indexed notes will not conform to the hours during which any reference currencies and the U.S. dollar, Euro or other relevant base currency are traded. Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the market price of the currency-indexed notes. The possibility of these movements should be taken into account in relating the value of the currency-indexed notes to those in the underlying foreign exchange markets.

        There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers' offices, in bank foreign currency trading offices and to others who wish to subscribe to this information, but this information will not necessarily be reflected in the value of the currencies used to calculate the amounts payable in respect of a currency-indexed note. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

The calculation agent will make a good faith determination of the value of one or more reference currencies and/or the amounts payable in respect a currency-indexed note if certain events occur.

        In addition to the risks described above under "—An affiliate of ours may act as calculation agent on the notes, creating a potential conflict of interest between you and us", the calculation agent for any currency-indexed note may have discretion in making determinations whether or not a Price Source Unavailability Event or Disruption Event (in each case, as defined in the applicable pricing supplement) has occurred.

        If the calculation agent determines that a Price Source Unavailability Event has occurred, the calculation agent will determine the relevant exchange rates for the applicable reference currencies in accordance with the Fallback Rate Observation Methodology (as defined under "Description of Notes—Currency-Indexed Notes"), which determination may be made by the calculation agent in good faith and in a commercially reasonable manner.

        If the calculation agent determines that a Disruption Event has occurred, the calculation agent will determine the amount payable at maturity on the relevant currency-indexed note in good faith and in a commercially reasonable manner. The determination of such amount payable may be made prior to the scheduled valuation date for the notes (as defined under "Description of Notes—Currency-Indexed Notes"), and once made, may be fixed notwithstanding any future discontinuance of a Disruption Event. The amount payable as so determined may be less than that which would have been the case had the Disruption Event not occurred.

Risks Relating to Foreign Currency-Denominated Notes

Changes in exchange rates and exchange controls could result in a substantial loss to you.

        An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on one or more currencies other than U.S. dollars (a "currency-indexed note"), has significant risks that are not associated with a similar investment in non-currency-indexed notes. The risks include, but are not limited to:

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  the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency,

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  the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to the specified currency, and

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  the possibility of intervention in the currency market or the imposition or modification of foreign exchange controls by either the United States or foreign governments.

        The existence, magnitude and longevity of these risks generally depend on factors over which we have no control and that cannot be readily foreseen, such as:

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  economic events and market expectations,

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  the operation of, and the identity of persons and entities trading on, interbank and interdealer foreign exchange markets in the United States and elsewhere,

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  political, legislative, accounting, tax and other regulatory events, and

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  financial events, such as the supply of, and demand for, the relevant currencies.

        Rates of exchange between the U.S. dollar and some foreign currencies in which our notes may be denominated and between these foreign currencies and other foreign currencies may be volatile. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield of the foreign currency note and could result in a substantial loss to the investor on a U.S. dollar basis.

        Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal of or any premium or interest on a foreign currency note. Governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency. Thus, a special risk in purchasing foreign currency notes is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on a foreign currency note are due because of circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement. See "—The unavailability of currencies could result in a substantial loss to you" and "Description of the Notes—Payment of Principal and Interest" below.

        For a discussion of particular risks associated with an investment in currency-indexed notes, see "Risks Relating to Currency-Indexed Notes" above. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in or linked to a currency other than U.S. dollars.

The unavailability of currencies could result in a substantial loss to you.

        Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and the currency is:

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  unavailable due to the imposition of exchange controls or other circumstances beyond our control,

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  no longer used by the government of the country issuing the currency, or

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  no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on the note will be made in U.S. dollars until the currency is again available or so used. The amounts so payable on any date in the currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency or as otherwise indicated in the applicable pricing supplement. Any payment on the note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture under which the note will have been issued.

        If the specified currency of a note is officially redenominated, such as by an official redenomination of the specified currency that is a composite currency, then our payment obligations on the note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination or as otherwise indicated in the applicable pricing supplement. The notes will not provide for any adjustment to any amount payable as a result of:

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  any change in the value of the specified currency of the notes relative to any other currency due solely to fluctuations in exchange rates, or

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  any redenomination of any component currency of any composite currency, unless the composite currency is itself officially redenominated.

        Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made to an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a foreign currency could result in a substantial loss to you.

        The notes will be governed by, and construed in accordance with, the law of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. The law of New York State provides, however, that an action brought under New York law and based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. In the event an action based on an obligation denominated in a foreign currency were commenced in a court in the United States outside New York, the currency of judgment and/or applicable exchange rate may differ. The indenture governing the notes provides that if it is necessary for the purpose of obtaining a judgment in any court to convert any currency into any other currency, such conversion will be made at a rate of exchange prevailing on the date we make payment to any person in satisfaction of the judgment. If pursuant to any judgment conversion is to be made on a date other than the payment date, the indenture provides that we will pay any additional amounts necessary to indemnify such person for any change between the rate of exchange prevailing on the payment date and the rate of exchange prevailing on such other date.

DESCRIPTION OF THE NOTES

        You should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the accompanying prospectus. The following description of the particular terms of the Medium-Term Notes, Series I, that are known as of the date hereof supplements, modifies or replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. If there are differences between this prospectus supplement and the accompanying prospectus, this prospectus supplement will control.

        The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If the information in the pricing supplement differs from this prospectus supplement, the pricing supplement will control. The pricing supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. Thus the statements made in this prospectus supplement or the accompanying prospectus may not apply to your notes. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement, the relevant pricing supplement and any accompanying free writing prospectus that incorporates the terms of the notes and/or the terms of the offering in making your investment decision.

General

  Introduction

        The notes are a series of senior debt securities issued under our senior debt indenture. We may use this prospectus supplement to offer an indeterminate aggregate initial offering price of medium-term notes.

        We may, without the consent of the holders of notes, create and issue additional notes similar to previously issued notes in all respects except for the issue date, issue price and the payment of interest accruing prior to the issue date of such additional notes. Such additional notes will be consolidated and form a single tranche with, have the same CUSIP number as and trade interchangeably with such previously issued notes.

        Purchasers are required to pay for each note in a currency specified by us for the note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, the agent may at its discretion arrange for the exchange of U.S. dollars into the specified currency to enable the purchaser to pay for the note. Each such exchange will be made by the agent on the terms, conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice. The purchaser must pay all costs of exchange.

  Ranking

        The notes will constitute senior debt securities and will rank on an equal basis with all of our other unsecured debt other than debt that, by its terms, is subordinated to the senior debt securities.

  Forms of Notes

        The notes will be issued in fully registered form only, without coupons. Each note will be issued initially as a book-entry note, which will be a global security registered in the name of a nominee of The Depository Trust Company ("DTC"), as depository, or another depository named in the pricing supplement. Alternatively, if specified in the applicable pricing supplement, each note will be issued initially as a certificated note, which will be a certificate issued in temporary or definitive form. Except as set forth in the accompanying prospectus under "Book-Entry Procedures and Settlement," book-entry notes will not be issuable as certificated notes.

        If a note is represented by a global security, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can take certain actions with respect to the note, such as optional redemption and extension rights. In order to ensure that DTC's nominee will timely exercise such actions relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise such actions. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC.

  Denominations

        Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be specified in the applicable pricing supplement.

  Maturity

        Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date. The stated maturity date generally will be a business day more than three months from its date of issue, as selected by the purchaser and agreed to by us. If specified in the applicable pricing supplement, the stated maturity date may be extended at our option. If specified in the applicable pricing supplement, each note may also be redeemed at our option, or repaid at the option of the holder, prior to its stated maturity.

  Additional Information in Pricing Supplements

        The pricing supplement relating to a note will describe the following terms:

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  whether the note is:

  (1)   a fixed rate note,

  (2)   a floating rate note,

  (3)   an amortizing note, meaning that a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index, and/or

  (4)   an indexed note on which payments of interest or principal may be linked to the price of one or more securities, currencies, commodities or other financial, economic or other instruments or measures, or one or more baskets or indices of the items described above,

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  the specified currency for the note,

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  the total principal amount offered,

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  the price at which the note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount,

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  whether the note is a note issued originally at a discount, and if so, the yield to maturity,

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  the original issue date,

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  the date from which interest accrues,

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  the stated maturity date,

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  if the note is an amortizing note, the terms for repayment prior to stated maturity,

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  the interest payment dates and record dates,

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  if the note is a fixed rate note, the rate per annum at which the note will bear any interest, and whether and the manner in which the rate may be changed prior to its stated maturity,

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  if the note is a floating rate note, relevant terms such as:

  (1)   the base rate,

    (2)   the initial interest rate,

    (3)   the interest reset period and/or the interest reset dates,

    (4)   any index maturity,

    (5)   any maximum interest rate,

    (6)   any minimum interest rate,

    (7)   any spread or spread multiplier,

    (8)   if the note is a LIBOR note, any index currency,

    (9)   any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity,

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  if the notes are indexed notes, the amount we will pay you at maturity or upon redemption or repurchase, the amount of interest, if any, we will pay you on an interest payment date, or the formula we will use to calculate these amounts, if any,

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  if the note is a range note or is otherwise subject to interest rate accrual provisions, the formula we will use to determine whether we will pay you interest on relevant interest payment dates or at maturity,

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  if the index property is an index or a basket of securities, a description of the index or basket of securities,

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  if the index property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher,

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  whether the note is a "dual currency note", as described under "—Dual Currency Notes" below, and, if so, its specific terms,

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  whether the note is an extendible note, and, if so, its specific terms,

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  whether the note may have an optional extension beyond its stated maturity as described under "—Extension of Maturity" below,

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  whether the note may be redeemed at our option, or repaid at the option of the holder, prior to stated maturity as described under "—Optional Redemption, Repayment and Repurchase" below and the terms of its redemption or repayment,

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  whether, and if so the terms on which, your note will be convertible into or exchangeable for or payable in cash, securities or other property,

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  whether the note will be represented by a global security or a certificate issued in definitive form,

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  whether the note will be listed on any stock exchange,

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  the authorized denominations,

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  certain information relating to the treatment of the notes for United States federal income tax purposes,

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  the use of proceeds, if materially different than that disclosed in the accompanying prospectus, and

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  any other terms of the note provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

Payment of Principal and Interest

        We will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, we will pay any interest due to the person to whom we pay the principal of the note, whether or not that date is an interest payment date.

        Unless otherwise set forth in the applicable pricing supplement, the record date for any interest payment date for a floating rate note or fixed rate note will be the date, whether or not a business day, fifteen calendar days immediately preceding the interest payment date.

        In the case of a note issued between a regular record date and the related interest payment date, interest for the period beginning on the issue date for the note and ending on such interest payment date generally will be paid to the holder on the next interest payment date.

        We will pay the principal of, and any premium and interest on, each note in the specified currency for the note. If the specified currency for a note is other than U.S. dollars, we will, unless otherwise specified in the applicable pricing supplement, arrange to convert all payments in respect of the note into U.S. dollars in the manner described in the second following paragraph.

        The holder of a note having a specified currency other than U.S. dollars may, if stated in the applicable pricing supplement and the note, elect to receive all payments on the note in the specified currency by delivering a written notice to the trustee for the note not later than ten calendar days prior to the applicable payment date, except under the circumstances described under "Risk Factors—Risks Relating to Foreign Currency-Denominated Notes—The unavailability of currencies could result in a substantial loss to you" above. The election will remain in effect until revoked by a written notice to the trustee that is received not later than ten calendar days prior to the applicable payment date. If an event of default has occurred or we have exercised any discharge or defeasance options or given notice of redemption of a note, no such change of election may be made.

        Unless otherwise specified in the applicable pricing supplement, the amount of any U.S. dollar payment on a note having a specified currency other than U.S. dollars will be determined by the exchange rate agent. The payment amount will be based on the highest firm bid quotation expressed in U.S. dollars received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or if no such rate is quoted on that date, the last date on which the rate was quoted) from three, or if three are not available, then two, recognized foreign exchange dealers in New York City, one or more of which may be the agent, and another of which may be the exchange rate agent, that are selected by the exchange rate agent and approved by us. If the above quotations cannot be obtained, payment will be made in the foreign currency unless the specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond our control. In that case, the payments will be made as described under "Risk Factors—Risks Relating to Foreign Currency-Denominated Notes—The unavailability of currencies could result in a substantial loss to you" above.

        The exchange rate agent will also determine prior to settlement the aggregate amount of the specified currency payable on a payment date for all notes denominated in the specified currency. All currency exchange costs will be deducted from payments to the holders of the notes.

        Unless otherwise specified in the applicable pricing supplement, U.S. dollar payments of interest on notes, other than interest payable at stated maturity, will be made, except as provided below, by wire transfer or by check mailed to the registered holders of the notes. In the case of global securities representing book-entry notes, the payments of interest on notes will be made in accordance with existing arrangements between the trustee and the depositary.

        Unless otherwise specified in the applicable pricing supplement, principal and any premium and interest payable at the stated maturity of a note will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of the trustee in New York City. In the case of global securities representing book-entry notes, principal and any premium and interest payable at stated maturity will be paid by wire transfer in immediately available funds to an account specified by the depositary.

        Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, any payment required to be made on a note on a date, including the stated maturity date, that is not a business day for the note will instead be made on the next business day, except in the case of a LIBOR note or a EURIBOR note. For LIBOR notes and EURIBOR notes, if the next business day falls in the next calendar month, the payment will be made on the preceding business day.

        Business Days. As used in this prospectus supplement, "business day" means any day that:

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  for any note, is not a Saturday or Sunday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to be closed,

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  for LIBOR notes only, is also a London business day,

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  for notes having a specified currency other than U.S. dollars only, other than notes denominated in Euros, is also not a day on which banking institutions in the principal financial center (as defined below) of the country of the specified currency generally are authorized or obligated by law or executive order to close, and

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  for EURIBOR notes, notes denominated in Euros or LIBOR notes for which the index currency is Euros only, is also a Euro business day.

        As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be New York City, Sydney, Toronto and Zurich, respectively.

        As used in this prospectus supplement, a "London business day" means any day that is not a Saturday or Sunday and on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market, and a "Euro business day" means any day that is not a Saturday or Sunday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

Fixed Rate Notes

        Each fixed rate note will bear interest from its original issue date or other date specified in the applicable pricing supplement, or from the last interest payment date to which interest has been paid or duly provided for, to but excluding the next interest payment date, at the rate per annum stated in the applicable pricing supplement until its principal amount is paid or made available for payment. However, as described below under "—Extension of Maturity," or as otherwise may be described in the applicable pricing supplement, the rate of interest payable on fixed rate notes may be adjusted from time to time.

        Unless otherwise set forth in the applicable pricing supplement, interest on each fixed rate note will be payable semiannually in arrears on the dates as set forth in the applicable pricing supplement and at stated maturity. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

        Unless otherwise set forth in the applicable pricing supplement, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on the note on such date, including the stated maturity date, may be made on the next business day with the same force and effect as if made on the originally scheduled date. No additional interest will accrue as a result of the delayed payment.

Floating Rate Notes

        Unless otherwise set forth in the applicable pricing supplement, interest on each floating rate note will be payable in arrears on the interest payment dates set forth in the applicable pricing supplement, and at stated maturity.

        If an interest payment date for any floating rate note would otherwise be a day that is not a business day, such interest payment date will be postponed to the next business day and interest shall accrue to the date interest is actually paid, except that, in the case of a LIBOR note, EURIBOR note, Federal Funds (Open) Rate note or Federal Funds (Effective) Rate note, if such next business day falls in the next calendar month, such payment shall be made on the immediately preceding day that is a business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date as a result of such delay in payment.

        Unless otherwise specified in the applicable pricing supplement, interest payable on floating rate notes on any interest payment date will be the interest accrued for the period (an "interest period") from and including the original issue date or any other date specified in the applicable pricing supplement, or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

        The interest rate for each floating rate note will be determined based on an interest rate or interest rate formula, which we refer to as the base rate, plus or minus any spread, or multiplied by any spread multiplier. The spread is the number of basis points, or hundredths of a percentage point, that may be specified in the applicable pricing supplement as applicable to the note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as an adjustment to the interest rate applicable to the note. As described below under "—Extension of Maturity," or as may otherwise be specified in the applicable pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

        The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:

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  the CD Rate,

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  the Commercial Paper Rate,

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  the Federal Funds (Effective) Rate,

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  the Federal Funds (Open) Rate,

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  LIBOR,

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  EURIBOR,

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  the Treasury Rate,

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  the Prime Rate,

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  the Eleventh District Cost of Funds Rate,

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  the CMS Rate, or

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  such other base rate as is set forth in the applicable pricing supplement.

        As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

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  maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, and/or

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  minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

        In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. The maximum rates of interest currently only apply to obligations that are less than $2,500,000.

        Interest Reset Dates. The interest rate on each floating rate note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement provided that, unless otherwise specified in the applicable pricing supplement, (i) the interest rate in effect from the issue date to the first interest reset date with respect to a floating rate note will be the initial interest rate (as set forth in the applicable pricing supplement) and (ii) the interest rate in effect for the two business days immediately prior to any interest payment date will be that in effect on the second business day preceding interest payment date. Beginning on any interest reset date for a floating rate note, interest on that note will accrue at the new rate for a period (an "interest reset period") from and including that interest reset date to but excluding the next interest reset date.

        Unless otherwise specified in the applicable pricing supplement, if an interest reset date for any floating rate note (other than a LIBOR note or a EURIBOR note) would fall on a day that is not a business day, the interest reset date will be postponed to the next business day. If an interest reset date for a LIBOR note would fall on a day that is not a London business day, the interest reset date will be postponed to the next London business day. If an interest reset date for a EURIBOR note would fall on a day that is not a Euro business day, the interest reset date will be postponed to the next Euro business day. If postponement to the next London business day, in the case of a LIBOR note, or Euro business day, in the case of a EURIBOR note, would cause the interest reset date to be in the next calendar month, the interest reset date will instead be the immediately preceding London business day, in the case of a LIBOR note, or Euro business day, in the case of a EURIBOR note. If postponement to the next business day, in the case of a Federal Funds (Open) Rate note or a Federal Funds (Effective) Rate note, would cause the interest reset date to be in the next calendar month, the interest reset date will instead be the immediately preceding business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

        Interest Determination Dates. The rate of interest that goes into effect on any interest reset date will be determined by the calculation agent by reference to a particular date called an "interest determination date." Unless otherwise specified in the applicable pricing supplement:

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  For Federal Funds (Open) Rate notes, the interest determination date relating to a particular interest reset date will be the same day as the interest reset date.

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  For Prime Rate notes and Federal Funds (Effective) Rate notes, the interest determination date relating to a particular interest reset date will be the first business day before the interest reset date.

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  For Commercial Paper Rate notes, CD Rate notes, Constant Maturity Rate notes and CMS Rate notes, the interest determination date relating to a particular interest reset date will be the second business day before the interest reset date.

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  For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day before the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR determination date.

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  For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second Euro business day preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date.

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  For Treasury Rate notes, the interest determination date for a particular interest reset date will be the day of the week in which the interest reset date falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Rate interest determination date pertaining to the interest reset date falling in the next week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

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  For Eleventh District Cost of Funds Rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by a member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date.

        Calculating Interest. Accrued interest on a floating rate note during an interest period with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the face amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the applicable interest period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, EURIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and CMS Rate notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

        For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the applicable interest period. That product is then multiplied by the quotient obtained by dividing the actual number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, EURIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and CMS Rate notes. In the case of Treasury Rate notes, the product is multiplied by the quotient obtained by dividing the actual number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

        Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of such rounding, .005 of a unit will be rounded upward.

        We will appoint and enter into agreements with calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable pricing supplement, Citibank, N.A. will be the calculation agent for each note that is a floating rate note. Affiliates of ours, including Lehman Brothers Inc., Lehman Brothers International (Europe) and Lehman Brothers Special Financing Inc., may act as calculation agent. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes. Any dealers, brokers or banks selected by the calculation agent in the procedures described below for determining base rates will be selected after consultation with us, and may include one of our affiliates.

        Upon the request of the holder of any floating rate note, the calculation agent for the note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the floating rate note.

        Certain Definitions.    The following terms are used in describing the various base rates.

        The "index maturity" for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated.

        "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published weekly by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

        "Calculation date", for an interest determination date, means the earlier of (1) the tenth business day after the related interest determination date, or if any such day is not a business day, the next business day and (2) the business day preceding the applicable interest payment date or the stated maturity.

        "Representative Amount" means an amount that is representative for a single transaction in the relevant market at the relevant time.

        "Reference Banks" means five leading swap dealers in the New York City interbank market selected by the Calculation Agent for the purposes of providing quotations.

  CD Rate Notes

        Each CD Rate note will bear interest for each interest reset period at an interest rate based on the CD Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and maximum rate, if any, specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, the CD Rate for each interest reset period will be the rate on the applicable interest determination date for negotiable certificates of deposit having the index maturity specified in the pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

        The following procedures will be followed if the CD Rate cannot be determined as described above:

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  If the above rate is not published by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, then the CD Rate for the interest reset period will be the rate on that interest determination date for negotiable certificates of deposit of the specified index maturity as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "CDs (Secondary Market)."

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  If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, or another recognized electronic source, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent after consultation with us for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified index maturity in a denomination that is representative for a single transaction in that market at that time.

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  If fewer than three dealers selected by the calculation agent are quoting offered rates as described above, the CD Rate for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

  Commercial Paper Rate Notes

        Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate based on the Commercial Paper Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and maximum interest rate, if any, specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, the Commercial Paper Rate will be the money market yield of the rate on the applicable interest determination date for commercial paper having the index maturity specified in the pricing supplement as published in H.15(519) under the heading "Commercial Paper—Nonfinancial."

        The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

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  If the above rate is not published by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, then the Commercial Paper Rate for the interest reset period will be the money market yield of the rate on that interest determination date for commercial paper of the specified index maturity as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Commercial Paper—Nonfinancial."

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  If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, then the Commercial Paper Rate will be the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that interest determination date, of three leading dealers of commercial paper in New York City selected by the calculation agent after consultation with us for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

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  If fewer than three dealers selected by the calculation agent are quoting offered rates as described above, the Commercial Paper Rate for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

        The "money market yield" will be calculated as follows:

Money market yield=	D × 360 360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.

  Federal Funds Rate Notes

        Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate based on the Federal Funds Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable pricing supplement.

  Federal Funds (Effective) Rate Notes

        Unless otherwise set forth in the applicable pricing supplement, the Federal Funds (Effective) Rate for each interest reset period will be the rate on the applicable interest determination date for federal funds published in H.15(519) under the heading "Federal Funds (Effective)," as displayed on Moneyline Telerate on page 120, or any successor service or page ("Telerate Page 120").

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  the absence of undisclosed liabilities;

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  the absence of material adverse effects;

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  tax matters;

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  title to properties and assets and rights with respect to leasehold interests;

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  matters relating intellectual property and products;

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  matters relating to contracts and commitments to which we or one or more of our subsidiaries is a party;

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  pending or threatened litigation;

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  environmental matters;

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  benefit plans;

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  labor matters;

  •
  insurance coverage;

        The following procedures will be followed if the Federal Funds (Effective) Rate cannot be determined as described above:

  •
  If the above rate does not appear on Telerate Page 120 or is not yet published by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, the Federal Funds (Effective) Rate for the interest reset period will be the rate on that interest determination date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Federal Funds (Effective)."

  •
  If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, then the Federal Funds (Effective) Rate will be the arithmetic mean of the rates, as of 11:00 a.m., New York City time, on that interest determination date, for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in New York City selected by the calculation agent.

  •
  If fewer than three brokers selected by the calculation agent are quoting rates as described above, the Federal Funds (Effective) Rate for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds (Effective) Rate will be the initial interest rate.

  Federal Funds (Open) Rate

        Unless otherwise set forth in the applicable pricing supplement, the Federal Funds (Open) Rate for each interest reset period will be the rate on the applicable interest determination date for federal funds published in H.15(519) under the heading "Federal Funds" and opposite the caption "Open," as displayed on Moneyline Telerate on page 5, or any successor service or page ("Telerate Page 5").

        The following procedures will be followed if the Federal Funds (Open) Rate cannot be determined as described above:

  •
  If the above rate does not appear on Telerate Page 5 or is not yet published by 3:00 p.m., New York City time on the calculation date for the applicable interest determination date, the Federal Funds (Open) Rate for the interest reset period will be the rate on that interest determination date as reported by Prebon Yamane (or a successor) on Bloomberg that appears on FEDSPREB Index.

  •
  If by 3:00 p.m. New York City time on the calculation date the above rate is not published on Telerate Page 5 or FEDSPREB Index on Bloomberg then the Federal Funds (Open) Rate will be the arithmetic mean of the rates, before 9:00 a.m., New York City time, on that interest determination date, for the last transaction in overnight federal funds arranged by three brokers of federal funds transactions in New York City selected by the calculation agent after consultation with us.

  •
  If fewer than three brokers selected by the calculation agent are quoting as described above, the Federal Funds (Open) Rate for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds (Open) Rate will be the initial interest rate.

  LIBOR Notes

        Each LIBOR note will bear interest for each interest reset period at an interest rate based on LIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, LIBOR for each interest reset period will be either:

  •
  if "LIBOR Telerate" is designated in the applicable pricing supplement, the offered rate displayed on Moneyline Telerate on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, or

  •
  if "LIBOR Reuters" is designated in the applicable pricing supplement, the arithmetic mean determined by the calculation agent of the two or more offered rates displayed on the Reuters Monitor Money Rates Service on page "LIBO," or any successor service or page for the purpose of displaying the London interbank offered rates of major banks (unless that designated LIBOR page by its terms provides only a single rate, in which case such single rate shall be used), in each case as of 11:00 a.m., London time, on the applicable interest determination date for deposits in the index currency specified in the applicable pricing supplement for the period of the index maturity specified in the applicable pricing supplement beginning on the interest reset date.

        If neither "LIBOR Telerate" nor "LIBOR Reuters" is specified in the applicable pricing supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

        The following procedures will be followed if LIBOR cannot be determined as described above:

  •
  If the above rate or rates do not appear on the designated LIBOR page by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, the calculation agent will ask the principal London offices of each of four major banks in the LIBOR interbank market as selected by the calculation agent in consultation with us for a quotation of its rate offered to prime banks in that market at approximately 11:00 a.m., London time, on the interest determination date for deposits in the specified index currency for the period of the specified index maturity commencing on the interest reset date, in an amount that is representative of a single transaction in the specified index currency in that market at the time. If two or more quotations are provided, LIBOR for the interest reset period will be the arithmetic mean of the quotations.

  •
  If fewer than two quotations are provided as described above, LIBOR for the interest reset period will be the arithmetic mean of rates quoted to leading European banks at approximately the time in the principal financial center specified in the applicable pricing supplement on the interest determination date by three major banks in that principal financial center selected by the calculation agent after consultation with us, for loans in the specified index currency for the period of the specified index maturity commencing on the interest reset date, in an amount equal to an amount that is representative of a single transaction in the specified index currency in that market at the time.

  •
  If fewer than three banks selected by the calculation agent are quoting rates, LIBOR for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no such interest reset period, the LIBOR Rate will be the initial interest rate.

        Unless otherwise set forth in the applicable pricing supplement, if the specified index currency is the U.S. dollar, the applicable principal financial center will be New York City and the approximate time for which quotes for loans in U.S. dollars would be requested from New York City banks will be 3:00 p.m., New York City time.

  EURIBOR Notes

        Each EURIBOR note will bear interest for each interest reset period at an interest rate based on EURIBOR and spread and/or spread multiplier and will be subject to the minimum interest rate or maximum interest rate, if any, specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, EURIBOR for each interest reset period will be the offered rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—the Financial Markets Association, or any company established by them for purposes of establishing those rates, having the index maturity specified in the applicable pricing supplement, beginning on the interest reset date, as displayed on Moneyline Telerate on page 248, or any successor service used for the purpose of displaying this rate ("Telerate Page 248") as of 11:00 A.M., Brussels time, on the applicable interest determination date.

        The following procedures will be followed if EURIBOR cannot be determined as described above:

  •
  If the above rate does not appear on Telerate Page 248 as of 11:00 A.M., Brussels time, on the calculation date for the applicable interest determination date, the calculation agent will ask the principal London offices of each of four major banks in the euro-zone interbank market for a quotation of its rate offered to prime banks in that market at approximately 11:00 a.m., Brussels time, on the interest determination date for euro deposits for the period of the specified index maturity commencing on the interest reset date, in an amount that is representative of a single transaction in euros in that market at the time. If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of the quotations.

  •
  If fewer than two quotations are provided as described above, EURIBOR will be the arithmetic mean of rates quoted to leading euro-zone banks at approximately 11:00 a.m., Brussels time, on the interest determination date by three major banks in the euro-zone selected by the calculation agent, for loans in euros for the period of the specified index maturity commencing on the interest reset date, in an amount equal to an amount that is representative of a single transaction in euros in that market at the time.

  •
  If fewer than three banks selected by the calculation agent are quoting rates as described above, EURIBOR for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no such reset period, EURIBOR will be the initial interest rate.

  Treasury Rate Notes

        Each Treasury Rate note will bear interest for each interest reset period at an interest rate based on the Treasury Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any, specified in the applicable pricing supplement.

  Treasury Rate Notes Other Than Constant Maturity Treasury Rate Notes

        Unless "Constant Maturity" is specified in the applicable pricing supplement or unless otherwise set forth in the pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the applicable interest determination date for U.S. treasury securities having the index maturity specified in the pricing supplement, displayed on Moneyline Telerate on page 56 or 57, or any successor page or service, under the heading "Investment Rate."

        The following procedures will be followed if the Treasury Rate cannot be determined as described above:

  •
  If the above rate does not appear on either Telerate page 56 or 57 by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, then the Treasury Rate for the interest reset period will be the auction average rate on that interest determination date for U.S. treasury securities having the specified index maturity as otherwise announced by the United States Department of the Treasury. The auction average rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

  •
  If by 3:00 p.m., New York City time, on the calculation date the results of such auction are not published or reported as provided above, or if no such auction is held on the applicable interest determination date, then the Treasury Rate will be the rate on that interest determination date for U.S. treasury securities having the specified index maturity as published in H.15(519) under the heading "U.S. Government Securities—Treasury Bills (Secondary Market)" or, if not yet published by 3:00 p.m., New York City time on the calculation date, the rate on that interest determination date for U.S. treasury securities having the specified index maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying that rate, under the caption "U.S. Government Securities—Treasury Bills (Secondary Market)."

  •
  If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated as a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that determination date, of three primary U.S. government securities dealers in New York City, which we refer to as "primary dealers," selected by the calculation agent after consultation with us for the issue of U.S. treasury securities with a remaining maturity closest to the specified index maturity. The yield to maturity will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

  •
  If fewer than three primary dealers selected by the calculation agent are quoting bid rates as described above, then the Treasury Rate for the new interest reset period will be the same as that for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

  Constant Maturity Treasury Rate Notes

        If "Constant Maturity" is specified in the applicable pricing supplement, the Constant Maturity Treasury Rate (the "CMT Rate") for each interest reset period will be the rate for the index maturity specified in the pricing supplement displayed under the caption "Treasury Constant Maturities" on the "designated Constant Maturity Treasury page" for:

  •
  the applicable interest determination date, if the designated Constant Maturity Treasury page is 7051; or

  •
  the week, or the month, as set forth in the pricing supplement, ended immediately preceding the week or month in which the calculation date pertaining to that interest determination date occurs, if the designated Constant Maturity Treasury page is 7052.

        The following procedures will be followed if the CMT Rate cannot be set as described above:

  •
  If the above rate is not displayed by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, then the CMT Rate for the interest reset period will be the Treasury Constant Maturity rate for the specified index maturity as published in H.15(519) for the applicable interest determination date.

  •
  If the rate is not published in H.15 (519) by 3:00 p.m., New York City time, on the calculation date, then the CMT Rate will be the Treasury Constant Maturity rate for the specified index maturity (or other United States Treasury Rate for the specified index maturity) for that interest determination date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines is comparable to the rate formerly displayed on the designated Constant Maturity Treasury page and published in the relevant H.15(519).

  •
  If that information is not available by 3:00 p.m., New York City time, on the calculation date, then the CMT Rate will be calculated as a yield to maturity of the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date reported, according to their written records, by three primary dealers. The three primary dealers will be selected from five primary dealers selected by the calculation agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate U.S. treasury securities with an original maturity of approximately the specified index maturity and a remaining term to maturity of not less than such specified index maturity minus one year.

  •
  If the calculation agent cannot obtain three quotations as described above, the CMT Rate will be the yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the applicable interest determination date of three primary dealers selected as described above for U.S. treasury securities with an original maturity of the number of years that is closest to but not less than the specified index maturity and a remaining term to maturity closest to the specified index maturity and in an amount of at least $100 million. If two of these U.S. treasury securities have remaining terms to maturity equally close to the specified index maturity, the quotes for the U.S. treasury security with the shorter remaining term to maturity will be used.

  •
  If fewer than five but more than two primary dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated.

  •
  If fewer than three primary dealers are quoting as described above, then the CMT Rate for the new interest rate period will be the same as that for the immediately preceding interest reset period. If there was no preceding interest reset period, the CMT Rate will be the initial interest rate.

        "Designated Constant Maturity Treasury page" means the display on Moneyline Telerate on the page designated in the applicable pricing supplement, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If that page is not specified in the pricing supplement, the designated Constant Maturity Treasury page will be 7052, for the most recent week available on such page.

        If no index maturity is specified in the pricing supplement, the index maturity will be 2 years.

  Prime Rate Notes

        Each Prime Rate note will bear interest for each interest reset period at an interest rate based on the Prime Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any, specified in the note and the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, the Prime Rate for each interest period will be the rate on the applicable interest determination date made available and subsequently published in H.15(519) under the heading "Bank Prime Loan."

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If the above rate is not published by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, then the Prime Rate for the interest reset period will be the rate on that determination date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Bank Prime Loan."

  •
  If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, then the Prime Rate will be the arithmetic mean of the rates of interest offered by the various banks that appear on the Reuters Screen USPRIME1 Page as each such bank's prime rate or base lending rate for the applicable interest determination date.

  •
  If fewer than four such rates appear on the Reuters Screen USPRIME1 Page, then the Prime Rate will be the arithmetic mean of the prime rates quoted, as of the close of business on the applicable interest determination date, by three major banks in New York City selected by the calculation agent after consultation with us on the basis of the actual number of days in the year divided by a 360-day year.

  •
  If fewer than three New York City banks are quoting rates as described above, the Prime Rate for the new interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the Prime Rate will be the initial interest rate.

        "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

  Eleventh District Cost of Funds Rate Notes

        Each Eleventh District Cost of Funds Rate note will bear interest for each interest reset period based on the Eleventh District Cost of Funds Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, the Eleventh District Cost of Funds Rate for each interest reset period will be the rate on the applicable interest determination date equal to the monthly weighted average cost of funds for the calendar month preceding the interest determination date as displayed under the caption "Eleventh District" on Telerate Page 7058. "Telerate Page 7058" means the display page designated as page 7058 on Moneyline Telerate, or any successor service or page, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District.

        The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above:

  •
  If the above rate is not displayed by 3:00 p.m., New York City time, on the calculation date for the applicable interest determination date, the Eleventh District Cost of Funds Rate will be the Eleventh District Cost of Funds Rate Index on the applicable interest determination date.

  •
  If the FHLB of San Francisco fails to announce the rate for the calendar month next preceding the applicable interest determination date, then the Eleventh District Cost of Funds Rate for the new interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the Eleventh District Cost of Funds Rate Index will be the initial interest rate.

        The "Eleventh District Cost of Funds Rate Index" will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of the announcement.

CMS Rate Notes

        Each CMS Rate note will bear interest for each interest reset period at an interest rate based on the CMS Rate and any spread and/or spread multiplier and will be subject to the minimum interest rate or the maximum interest rate, if any, specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, the CMS Rate for each interest reset period will be the rate on the applicable interest determination date for the designated maturity specified in the pricing supplement that appears on Reuters Screen ISDAFIX1 as of 11:00 a.m., New York city time.

        The following procedures will be followed if the CMS Rate cannot be determined as described above:

  •
  If the above rate is not displayed by 11:00 a.m. New York City time, the rate for such date shall be determined as if the parties had specified "USD-CMS-Reference Banks" as the applicable rate. "USD-CMS-Reference Banks" means, on any interest determination date, the rate determined on the basis of the mid-market semi-annual swap rate quotations provided by the Reference Banks at approximately 11:00 a.m., New York city time on such interest determination date; and for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the designated maturity commencing on that date and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD-LIBOR-BBA with the designated maturity specified in the applicable pricing supplement. The rate for that date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

  •
  If no rate is available as described above, the CMS Rate for the new interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the CMS Rate will be the initial interest rate.

Inverse Floating Rate Notes

        Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

  •
  in the case of the period, if any, commencing on the issue date, or the date on which the note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by us as described in the applicable pricing supplement; and

  •
  in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined as described above based on the base rate as adjusted by any spread or spread multiplier.

However, on any inverse floating rate note, (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten days immediately prior to the date of maturity of the inverse floating rate note will be that in effect on the tenth day preceding the date of maturity.

Floating/Fixed Rate Notes

        The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term, or vice versa. In such an event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each such respective period, all as specified above in the applicable pricing supplement.

Range Notes

        We may from time to time offer range notes with respect to which interest accrues only if the value of an index property is within a specified range or above or below a certain threshold value. Further information regarding particular range notes will be set forth in the applicable pricing supplement.

Indexed Notes

        We may also offer indexed notes, which may be fixed or floating rate notes or bear no interest. An indexed note provides that the amount payable at its maturity, and/or the amount of interest (if any) payable on an interest payment date, will be determined by reference to:

  •
  securities of one or more issuers, including us,

  •
  one or more currencies,

  •
  one or more commodities,

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the applicable pricing supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than us, and/or

  •
  one or more indices or baskets of the items described above.

S-30

        Each instrument, measure or event described above is referred to as an "index property". If you are a holder of an indexed note, you may receive an amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

        An indexed note may provide either for cash settlement or for physical settlement by delivery of the index property or another property of the type listed above. An indexed note may also provide that the form of settlement may be determined at our option or at the holder's option. Some indexed notes may be exchangeable, at our option or the holder's option, for our securities or securities of an issuer other than us.

        If you purchase an indexed note, the applicable pricing supplement will include information about the relevant index property, about how amounts that are to become payable will be determined by reference to the price or value of that index property and about the terms on which the note may be settled physically or in cash.

        No holder of an indexed note will, as such, have any rights of a holder of the index property referenced in the note or deliverable upon settlement, including any right to receive interest, dividends, distributions or other payments thereunder.

CPI-Linked Notes

        Each CPI-Linked note will bear interest for one or more interest reset periods at an interest rate based on the percentage change between the CPIFINAL and the CPIINITIAL or other change in the CPI over a period specified in the applicable pricing supplement and any spread and/or spread multiplier, and may be subject to a minimum interest rate and/or a maximum interest rate, if any, specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, "CPI" means The Non-Seasonally Adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers published by the Sponsor on its internet website www.bls.gov/cpi/home.htm, and currently available for reference purposes only on Bloomberg Screen CPURNSA (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purposes of displaying the level of such CPI).

        If the CPI is (a) not calculated and announced by the Sponsor but is calculated and announced by a successor sponsor or (b) replaced by a successor index, then the CPI will be deemed to be the index so calculated and announced by that successor sponsor or that successor index, as the case may be.

        If the Sponsor fails to calculate and announce the CPI (and the preceding paragraph does not apply) or the CPI ceases to be published at all, then the applicable substitute index for the notes will be that chosen by the Secretary of the Treasury for the Department of Treasury's Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997).

        Notwithstanding the fact that the published CPI to be used in any calculation of CPIINITIAL or CPIFINAL is subsequently revised by the Sponsor, the calculation agent will determine the interest rate per annum payable using the CPI published prior to any such revision, provided that if such revision is made in order to correct a manifest error (as determined by the calculation agent), the calculation agent will use the CPI as so corrected.

        "CPIINITIAL" means, with respect to each interest reset period, the CPI for the month that is 15 months (or such other period as may be specified in the applicable pricing supplement) prior to the start of the interest reset period (which CPI is published in the following month).

        "CPIFINAL" means, with respect to each interest reset period, the CPI for the month that is 3 months (or such other period as may be specified in the applicable pricing supplement) prior to the start of the interest reset period (which CPI is published in the following month).

        "Sponsor" means the Bureau of Labor Statistics of the U.S. Department of Labor, or any successor sponsor acceptable to the calculation agent.

Currency-Indexed Notes

        Each currency-indexed note will be indexed to the performance of a reference currency or currencies against the U.S. dollar, Euro or another base currency as specified in the applicable pricing supplement. A currency-indexed note may require the repayment of only a specified percentage of the principal amount of the note at maturity, as specified in the applicable pricing supplement. In addition, a currency-indexed note may be subject to a maximum return, if any, as specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, if the stated maturity date or an interest payment date for any currency-indexed note would otherwise be a day that is not a business day, any payment required to be made on the note on such date may be made on the next business day with the same force and effect as if made on the originally scheduled date. No additional interest will accrue as a result of the delayed payment.

        A currency-indexed note may be paid in U.S. dollars or other currency as specified in the applicable pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, the following definitions apply to any currency-indexed notes:

        "Fallback Rate Observation Methodology" means that the reference exchange rate, Settlement Rate or other rate, as specified in the applicable pricing supplement, in respect of a reference currency will equal the noon buying rate in New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes (the "Noon Buying Rate") on the relevant Valuation Date or such other date specified in the applicable pricing supplement. If the Noon Buying Rate is not announced on that date, the Reference Exchange Rate, Settlement Rate or other rate for such Reference Currency will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at approximately 10:00 a.m., New York City time, on the Valuation Business Day next succeeding the Valuation Date or such other date specified in the applicable pricing supplement, for the purchase or sale for deposits in the reference currency by the New York offices of three leading banks engaged in the interbank market (selected in the sole discretion of the calculation agent) (the "Reference Banks"). If fewer than three Reference Banks provide spot quotations, then the reference exchange rate, Settlement Rate or other rate, as applicable, will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at approximately 10:00 a.m., New York City time, on the relevant date from two Reference Banks (selected in the sole discretion of the calculation agent), for the purchase or sale for deposits in the reference currency. If these spot quotations are available from only one Reference Bank, then the calculation agent, in its sole discretion, will determine whether that quotation is reasonable to be used. If no spot quotation is available, then the Reference Exchange Rate, Settlement Rate or other rate, as applicable, for such reference currency will be determined by the calculation agent in good faith and in a commercially reasonable manner.

        "Reference Currency Jurisdiction" for any reference currency means the country for which such reference currency is the lawful currency.

        "Settlement Rate" for a reference currency means the spot exchange rate for that reference currency on the relevant Valuation Date observed as per the applicable Settlement Rate Option.

        "Settlement Rate Option" for a reference currency means the spot rate for the reference currency on the relevant Valuation Date observed as per the Settlement Rate Option set forth in Appendix A hereto and specified for such reference currency in the applicable pricing supplement. The screen or time of observation indicated in relation to any Settlement Rate Option set forth in Appendix A hereto shall be deemed to refer to such screen or time of observation as modified or amended from time to time, or to any substitute screen thereto.

        "Valuation Business Day" means, in respect of a reference currency, (a) if a city or jurisdiction is specified in relation to such reference currency, a business day (including for dealings in foreign exchange in accordance with the market practice of the foreign exchange market) in such city or jurisdiction; (b) if

"TARGET" is specified in relation to such reference currency, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; (c) if "EBS" is specified in relation to such reference currency, any day on which the continuous trading EBS (Electronic Broking Service) Spot Dealing System is open; or (d) if an electronic or other system other than TARGET or EBS is specified in relation to such reference currency, a day on which such system is open.

        "Valuation Date" means the date or dates specified in the applicable pricing supplement provided that if any of such date or dates is not a Valuation Business Day, the Valuation Date shall be the immediately preceding Valuation Business Day.

Amortizing Notes

        We may from time to time offer amortizing notes on which a portion or all the principal amount is payable prior to stated maturity:

  •
  in accordance with a schedule,

  •
  by application of a formula, or

  •
  based on an index.

        Further information regarding additional terms and conditions of any amortizing notes, including terms for repayment, will be set forth in the applicable pricing supplement.

Extendible Notes

        We may from time to time offer extendible notes, which will mature on an initial maturity date specified in the applicable pricing supplement, unless the holder extends the term of the note at its option for the period or periods specified in the applicable pricing supplement, The extension may be made on the initial renewal date, which will be the interest payment date so specified in the applicable pricing supplement, prior to the initial maturity date of the note. Subsequent renewal dates will occur on the interest payment date occurring in the last month of each election interval specified in the applicable pricing supplement after the initial renewal date. Despite the foregoing, the term of the extendible note may not be extended beyond the stated final maturity date specified in the applicable pricing supplement.

        If a holder does not elect to extend the term of any portion of the principal amount of an extendible note during the specified period prior to any renewal date, that portion will become due and payable on the existing maturity date.

        An election to renew the term of an extendible note may be made by delivering a notice to that effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City. The notice must be delivered not less than three nor more than 15 days prior to the renewal date (unless another period is specified in the applicable pricing supplement as the notice period). The election will be irrevocable and will be binding upon each subsequent holder of the extendible note.

        An election to renew the term of an extendible note may be exercised for less than the entire principal amount of the extendible note only if so specified in the applicable pricing supplement and only in the principal amount, or any integral multiple in excess of that amount, that is specified in the applicable pricing supplement.

        If the holder does not elect to renew the term, a new note will be issued in exchange for the extendible note on the extension date. If the extendible note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the new note. The new note will be in a principal amount equal to the principal amount of the exchanged extendible note for which no election to renew the term was exercised, with terms identical to those specified on the extendible note. However, the note will have a fixed stated maturity on the then-existing maturity date.

        If an election to renew is made for less than the full principal amount of a holder's extendible note, the trustee, or any duly appointed paying agent, will issue in exchange for the note in the name of the holder, a replacement extendible note. The replacement extendible note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged extendible note, with terms otherwise identical to the exchanged extendible note.

        If a note is represented by a global security, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to extend a note. In order to ensure that DTC's nominee will timely exercise an extension right relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise an extension right. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC.

Dual Currency Notes

        Unless otherwise specified in the applicable pricing supplement, we may from time to time offer dual currency notes on which we have the option of making all subsequent payments of principal, any premium and interest on the notes, the payments of which would otherwise be made in the specified currency of the notes, in the optional payment currency specified in the applicable pricing supplement. The option will be exercisable in whole but not in part on an option election date, which will be any one of the dates specified in the applicable pricing supplement. Information as to the relative historical value of the specified currency compared to the optional payment currency will be set forth in the applicable pricing supplement.

        The pricing supplement for each issuance of dual currency notes will specify, among other things:

  •
  the specified currency,

  •
  the optional payment currency, and

  •
  the designated exchange rate.

        The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The pricing supplement will also specify the option election dates and interest payment dates for the dual currency notes. An election date will be a particular number of days before an interest payment date or stated maturity, as set forth in the applicable pricing supplement. Each option election date will be the date on which we may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

        If we make such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable pricing supplement. If the election is made, notice will be mailed to the holder of the note in accordance with the terms of the applicable tranche of dual currency notes no later than five business days prior to the option election date. The notice will state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Any such notice by us, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election in the optional payment currency may be less, at the then current exchange rate, than if we had made the payment in the specified currency.

Extension of Maturity

        The pricing supplement relating to each note will indicate whether we have the option to extend the stated initial maturity of the note for an extension period. An extension period is one or more periods specified in the applicable pricing supplement, up to but not beyond the final maturity date set forth in the pricing supplement.

        We may exercise such option for a note by notifying the trustee for the note at least 45 but not more than 60 days prior to the old stated maturity of the note. Not later than five business days after receipt thereof, the trustee will mail an extension notice to the holder of the note. The extension notice will set forth:

  •
  our election to extend the stated maturity of the note,

  •
  the new stated maturity,

  •
  in the case of a fixed rate note, the interest rate applicable to the extension period,

  •
  in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period, and

  •
  any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, the redemption may occur during the extension period.

        Upon the mailing by the trustee of an extension notice to the holder of a note, the stated maturity of the note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice.

        Despite the foregoing, not later than 20 days prior to the old stated maturity of the note, we may, at our option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the note and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note. We can make such revocations by causing the trustee to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, to the holder of the note. The notice will be irrevocable. All notes for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

        If we extend the stated maturity of a note, the holder of the note will have the option to elect repayment of the note by us on the old stated maturity at a price equal to the principal amount of the note, plus interest accrued to such date. For a note to be repaid on the old stated maturity once we have extended its stated maturity, the holder of the note must follow the procedures set forth below under "—Optional Redemption, Repayment and Repurchase" for optional repayment. However, the period for delivery of the note or notification to the trustee will be at least 25 but not more than 35 days prior to the old stated maturity. A holder who has tendered a note for repayment pursuant to an extension notice may by written notice to the trustee, revoke any such tender for repayment until the close of business on the 10th day before the old stated maturity.

Optional Redemption, Repayment and Repurchase

        The pricing supplement relating to each note will indicate whether the note will be redeemable at our option, in whole or in part. If so, the pricing supplement will also indicate (1) the optional redemption date or dates on which the note may be redeemed and (2) the redemption price at which, together with accrued interest to the optional redemption date, the note may be redeemed on each such optional redemption date.

        Unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days prior to the date of redemption, the trustee will mail notice of redemption to the holder of the note. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of the note or notes will be issued to the holder of the note or notes upon the cancellation of the note or notes. Unless otherwise specified in the applicable pricing supplement, if less than all of the notes are redeemed the trustee will select the notes to be redeemed by lot or by the method the trustee deems fair and appropriate.

        The pricing supplement relating to each note will also indicate whether the holder of the note will have the option to elect repayment of the note by us prior to its stated maturity. If so, the pricing supplement will specify (1) the optional repayment date or dates on which the note may be repaid and (2) the optional repayment price. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the note may be repaid on each such optional repayment date.

        For a note to be repaid, the trustee must receive, at least 30 but not more than 45 days prior to an optional repayment date:

  (1)
  the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed, or

  (2)
  a fax or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

  • the name of the holder of the note,

  • the face amount of the note to be repaid,

  • the certificate number or a description of the tenor and terms of the note,

  • a statement that the option to elect repayment is being exercised, and

  • a guarantee that the note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed will be received by the trustee not later than five business days after the date of the fax or letter.

        If the guarantee procedure described in clause (2) above is followed, the note and form duly completed must be received by the trustee by the fifth business day. Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice as described above, will be irrevocable. Unless otherwise indicated in the applicable pricing supplement the repayment option may be exercised by the holder of a note for less than the entire principal amount of the note, provided that the principal amount of the note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, the note will be canceled and a new note or notes for the remaining principal amount will be issued in the name of the holder of the repaid note.

        If a note is represented by a global security, DTC's nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC.

        If we redeem or repay a note that is an OID note other than an indexed note prior to its stated maturity, then we will pay the amortized face amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement. The amortized face amount of a note on any date means the amount equal to:

  •
  the issue price set forth on the face of the applicable pricing supplement, plus

  •
  that portion of the difference between the issue price and the stated principal amount of the note that has accrued by that date at:

  (1)   the bond yield to maturity set forth on the face of the applicable pricing supplement, or

  (2)   if so specified in the applicable pricing supplement, the bond yield to call set forth on the face of the note.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed on the face of a pricing supplement will be computed on the basis of:

  •
  the first occurring optional redemption date with respect to the note, and

  •
  the amount payable on the optional redemption date.

If any such note is not redeemed on the first occurring optional redemption date, the bond yield to call that applies to the note will be recomputed on the optional redemption date on the basis of:

  (1)
  the next occurring optional redemption date, and

  (2)
  the amount payable on the optional redemption date.

The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

        We may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Combination of Provisions

        If so specified in the applicable pricing supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described above.

Other Provisions

        The terms in the applicable pricing supplement may modify any provisions relating to:

  •
  the determination of an interest rate basis,

  •
  the specification of an interest rate basis,

  •
  calculation of the interest rate applicable to, or the principal payable at maturity on, any note,

  •
  interest payment dates, or

  •
  any other matters.

Defeasance

        The defeasance provisions described in the accompanying prospectus will be applicable to the notes.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain United States federal income and estate tax consequences applicable to the purchase, ownership and disposition of some of the types of notes that may be issued under this prospectus supplement. The relevant pricing supplement or other prospectus supplement will indicate which, if any, of the tax consequences described below is applicable. If any information in the relevant pricing supplement or other prospectus supplement is inconsistent with this prospectus supplement, you should rely on the information in the relevant pricing supplement or other prospectus supplement. The relevant pricing supplement or other prospectus supplement may also add, update or change information contained in this prospectus supplement. For additional information concerning potential tax consequences associated with the ownership of the notes, see "United States Federal Income Tax Consequences" in the accompanying prospectus.

        Except where noted, this summary deals only with notes held as capital assets by United States holders (as defined in the accompanying prospectus) who purchase their notes upon original issue at their initial issue price and does not deal with special situations. For example, this summary does not address:

  •
  tax consequences to holders who may be subject to special tax treatment under the United States federal income tax laws, such as dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, persons who are investors in pass-through entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, or persons liable for alternative minimum tax;

  •
  tax consequences to persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  tax consequences to holders of notes whose "functional currency" is not the U.S. dollar;

  •
  certain expatriates who are holders of our notes; or

  •
  any state, local or foreign tax consequences.

        If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

        Except where otherwise noted, the following discussion assumes the notes are treated as debt for United States federal income tax purposes. However, there can be no assurance of this fact, particularly with respect to notes that are less than 100% principal-protected. In the case of notes that are less than 100% principal-protected, you should review the discussion under "—Financial Contracts," regarding the tax consequences of owning notes that are not treated as debt for United States federal income tax purposes.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in tax consequences different from those discussed below.

        The notes may be subject to complex tax rules. If you are considering the purchase of notes, you should consult your own tax advisors concerning the United States federal income and estate tax consequences to you in light of your particular circumstances and any consequences arising under the laws of any other taxing jurisdiction.

Variable Rate Debt Instruments

        The applicable pricing supplement or other prospectus supplement may indicate that we intend to treat the notes as "variable rate debt instruments." Under such characterization, you would report interest as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes. There can be no assurance that the IRS will agree with this treatment of the notes, and it is possible that the IRS could assert another treatment which could affect the amount, timing and character of income, gain or loss in respect of the notes. You should consult your tax advisors regarding possible alternative treatments of the notes, including the possible treatment of the notes as contingent payment debt instruments, which are taxed in the manner described below under "—Contingent Payment Debt Instruments" and in the accompanying prospectus under "United States Federal Income Tax Consequences—Debt Securities—Consequences to United States Holders—Contingent Payment Debt Securities."

Contingent Payment Debt Instruments

  General

        The applicable pricing supplement or other prospectus supplement may indicate that we intend to treat the notes as "contingent payment debt instruments." Under such characterization, you will accrue original issue discount based on the "comparable yield" of the notes (generally, the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the notes), and if the actual payments made on the notes differ from the projected payments, positive or negative adjustments will be made for such differences for tax purposes. In addition, any gain or loss on the sale, exchange or retirement of the notes generally will be treated as ordinary income or loss.

        In some cases, a contingent payment debt instrument may pay interest or principal denominated in, or determined by reference to, one or more foreign currencies instead of, or in addition to, the U.S. dollar. In such cases, the notes may be subject to special foreign currency rules (discussed below under "—Contingent Payment Debt Instruments—Foreign Currency Rules"), unless the "denomination currency" for the notes is determined to be your functional currency (the U.S. dollar), in which case the contingent payment debt regulations will apply without regard to these special rules. Unless otherwise indicated in the applicable pricing supplement or other prospectus supplement, we intend to take the position that the denomination currency of the note is the U.S. dollar, and, except as discussed below under "—Contingent Payment Debt Instruments—Foreign Currency Rules," the remainder of this discussion assumes this to be the case. If such determination were not respected, it could affect the amount, timing and character of income, gain or loss recognized by you in respect of the notes.

        We will not determine the actual comparable yield of the notes until they are issued. You can obtain the comparable yield of the notes and the projected payment schedule by submitting a written request for them to us at the following address:

            Controller's Office
            Lehman Brothers Holdings Inc.
            745 Seventh Avenue
            New York, New York 10019
            (212) 526-7000

        By purchasing any note that we treat as a contingent payment debt instrument, you agree to be bound by our determination of the comparable yield and the projected payment schedule (including if applicable, the denomination currency). For United States federal income tax purposes, you must use the comparable yield and projected payment schedule in determining original issue discount accruals, and the adjustments thereto described above, in respect of the notes. The comparable yield and projected payment schedule are not provided for any purpose other than the determination of your original issue discount and adjustments thereof in respect of the notes and do not constitute a projection or representation regarding the actual amount of the payments on a note.

        It is possible that the notes may be taxed in some manner other than that described above. A different treatment from that described above could affect the amount, timing and character of income, gain or loss in respect of an investment in the notes. Special rules apply if you purchase a note at a price other than the adjusted issue price. You should consult your own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws. For a general discussion of the tax consequences associated with contingent payment debt instruments, see "United States Federal Income Tax Consequences—Debt Securities—Consequences to United States Holders—Contingent Payment Debt Securities" in the accompanying prospectus.

  Foreign Currency Rules

        General.    In some cases, a contingent payment debt instrument may pay interest or principal denominated in, or determined by reference to, one or more foreign currencies instead of, or in addition to, the U.S. dollar. As noted above, such instruments may be subject to special foreign currency rules (the "foreign currency contingent debt rules") if the denomination currency is other than the U.S. dollar.

        The denomination currency of a contingent payment debt instrument is its "predominant currency." The predominant currency of an instrument is generally the currency with the greatest value determined by comparing the U.S. dollar value of the noncontingent and projected payments denominated in, or determined by reference to, each currency on the issue date, discounted to present value (in each relevant currency), and translated (if necessary) into the U.S. dollar at the spot rate on the issue date. Special rules apply if no currency has a value that is greater than 50% of the total value of all payments. You should consult your tax advisors regarding the proper determination of the predominant currency and its effect on the tax consequences of owning the notes.

        The applicable pricing supplement or other prospectus supplement may indicate that we intend to treat the notes as subject to the foreign currency contingent debt rules. Except as described below, notes that are subject to the foreign currency contingent debt rules will be taxed generally as provided above under "—Contingent Payment Debt Instruments" and in the accompanying prospectus under "United States Federal Income Tax Consequences—Debt Securities—Consequences to United States Holders—Contingent Payment Debt Securities."

        Accrual of Interest.    If notes are subject to the foreign currency contingent debt rules, the comparable yield and projected payment schedule will be determined in the denomination currency. Interest accruals on the notes will be determined in the denomination currency and will be translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis method of accounting, as described in the accompanying prospectus under "United States Federal Income Tax Consequences—Foreign Currency Debt Securities."

        Positive and negative adjustments are determined in the denomination currency and are translated into a U.S. dollar amount in the following manner. A net positive adjustment is translated into U.S. dollars at the spot rate on the last day of the taxable year in which the adjustment is taken into account, or, if earlier, the date the note is disposed of. No translation is required for a net negative adjustment to the extent it reduces your original issue discount accrual for the current year. To the extent that a negative adjustment is attributable to accrued but unpaid original issue discount from prior taxable years, such negative adjustment will be translated into U.S. dollars at the same rate used to translate the accrued original issue discount in such prior taxable years. For this purpose, the net negative adjustment will be treated as attributable to any unpaid original issue discount accrued in the immediately preceding taxable year, and thereafter to unpaid original issue discount accrued in each preceding year. The amount of any remaining net negative adjustment will next be treated as attributable to original issue discount accrued and paid in prior taxable years, such negative adjustment to be translated into U.S. dollars at the spot rate on the date the note was issued. A negative adjustment carryforward is carried forward in the denomination currency and applied to reduce interest accruals in subsequent years or your amount realized upon the sale, exchange or other disposition of a note.

        Sale, Exchange, Retirement or Other Disposition.    You will recognize gain or loss upon the sale, exchange or other disposition of a note equal to the difference between the amount realized, translated into

U.S. dollars as described below, and your adjusted tax basis in the notes determined in the manner described below.

        Your adjusted tax basis will be calculated in U.S. dollars initially by translating the amount paid to acquire the note (in the denomination currency) into U.S. dollars at the spot rate on the date the note was issued. Your adjusted tax basis will be increased by accrued original issue discount translated at the exchange rate applicable to such original issue discount as described above under "—Accrual of Interest," and reduced by any noncontingent payments and the projected amount of any contingent payments translated into U.S. dollars first at the rate at which the most recently accrued original issue discount (to which prior amounts have not already been attributed) was translated and next at the spot rate on the date the instrument was issued. Any amounts of accrued interest income that are reduced as a result of a negative adjustment carryforward will be treated as principal and translated at the spot rate on the date the instrument was issued.

        If you hold your notes until maturity, your amount realized will be allocated in the denomination currency first to the component of basis consisting of accrued interest, on a last-in first-out basis, and then to principal, as described above. In the case of a sale, exchange or other disposition of a note (other than a scheduled retirement), your amount realized will be allocated in the denomination currency first to principal and then to accrued original issue discount on a first-in first-out basis. For purposes of calculating your gain or loss upon disposition (other than exchange gain or loss which will be determined as described below) your amount realized will be translated based on the foregoing allocation at the exchange rates used for purposes of calculating your adjusted tax basis under the rules described above. Any gain recognized (i.e. any excess of the sale price over your adjusted tax basis, both as expressed in the denomination currency) will be translated into U.S. dollars based on the spot rate in effect on the payment date.

        Exchange Gain or Loss.    You will recognize exchange gain or loss when original issue discount is paid on a note (including, upon the sale, exchange or other disposition of a note, the receipt of proceeds that include amounts attributable to accrued original issue discount) to the extent of the difference between the U.S. dollar value of the accrued original issue discount and the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received). You will recognize exchange gain or loss with respect to payments of principal (including, upon the sale, exchange or other disposition of a note, the receipt of proceeds attributable to principal) to the extent of the difference between the U.S. dollar value of the principal on the date the notes were issued and the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received).

        For these purposes, except as provided below with respect to the sale, exchange or other disposition of a note (other than a scheduled retirement), receipts on a note will be treated:

  •
  first, as attributable to any net positive adjustment on the note that has not previously been taken into account;

  •
  second, as attributable to accrued but unpaid original issue discount, remaining after reduction by any net negative adjustment, and will be attributable to the most recent accrual period to the extent prior amounts have not already been attributable to such period; and

  •
  last, as attributable to principal.

        Any interest paid in the current year that is reduced by a net negative adjustment will be considered a payment of principal for purposes of determining exchange gain or loss.

        Notwithstanding the foregoing ordering rules, payments received upon a sale, exchange or other disposition (other than a scheduled retirement) will first be applied against principal and then against accrued but unpaid interest.

        The foreign currency contingent debt rules are extremely complex and it is possible that the notes may be taxed in a manner other than that described above. A different treatment from that described above could affect the amount, timing and character of income, gain or loss in respect of an investment in the notes. Special rules apply if you purchase a note at a price other than the adjusted issue price. You should consult your own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws.

Financial Contracts

        The applicable pricing supplement or other prospectus supplement may indicate that we intend to treat the notes as cash-settled financial contracts taxed in the manner described below, rather than as debt instruments, for United States federal income tax purposes. However, no statutory, judicial or administrative authority directly addresses the characterization of such notes or instruments similar to such notes for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in such notes are not certain. No ruling will be requested from the IRS with respect to such notes and no assurance can be given that the IRS will agree with the treatment described herein.

  Coupon Payments

        There is no direct authority addressing the treatment of coupon payments on cash-settled financial contracts under current law, and such treatment is unclear. Coupon payments, if any, will not constitute interest income for United States federal income tax purposes, but may in whole or in part constitute other periodic income payments to you when received or accrued, in accordance with your method of tax accounting. To the extent we are required to file information returns with respect to coupon payments, we intend to report such payments as taxable income to you. You should consult your own tax advisors concerning the treatment of coupon payments on cash-settled financial contracts, including the possibility that any such payment may be treated in whole or in part for United States federal income tax purposes as interest, a payment analogous to an option premium, a purchase price adjustment or rebate rather than being includible in income as other periodic income on a current basis. The treatment of such coupon payments could affect your tax basis in the notes or your amount realized upon the sale, exchange, settlement or other disposition of the notes. See "—Sale, Exchange, Settlement or Other Disposition."

  Sale, Exchange, Settlement or Other Disposition

        Upon a sale, exchange, settlement or other disposition of a note, you will recognize gain or loss equal to the difference between the amount of cash received and your basis in the note. Except as described below under "—Financial Contracts—Foreign Currency Rules," the gain or loss will be treated as capital gain or loss. If you are an individual and have held the note for more than one year, such capital gain will be subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Your adjusted tax basis in the note will generally equal your cost of such note. Coupon payments, if any, received by you but not includible in your income should reduce your tax basis in the note. See "—Coupon Payments."

  Foreign Currency Rules

        If, as discussed above, the notes are treated as cash-settled financial contracts and, in addition, the notes provide for payments denominated in, or determined by reference to, one or more foreign currencies, we intend to treat the notes as cash-settled financial contracts subject to the foreign currency rules of section 988 of the Code (the "Foreign Currency Rules"). Gain or loss upon a sale, exchange, settlement or other disposition of such notes will be treated as ordinary gain or loss (instead of capital, as described above) unless you make a valid election under section 988(a)(1)(B) of the Code before the close of the day on which you purchase the notes to treat such gain or loss as capital gain or loss. You should consult your own tax advisors regarding the requirements and effect of making such election.

        In addition, such notes may constitute "foreign currency contracts" within the meaning of section 1256 of the Code. In that case, if you own a note at the end of your taxable year, you would generally recognize gain or loss in accordance with the rules described above as though you sold the note for its fair market value on the last business day of your taxable year and any gain or loss would be taken into account for such year. Your adjusted tax basis would be increased or decreased, respectively, by any such gain or loss. Moreover, if a valid election under section 988(a)(1)(B) of the Code is made (as described above), the rules under section 1256 of the Code would treat 60% of any gain or loss recognized on the sale, exchange, settlement or other disposition (including a deemed sale under section 1256 of the Code) as long-term capital gain or loss, and 40% of any such gain or loss as short-term capital gain or loss.

  Alternative Characterizations

        There can be no assurance that the IRS will agree with the foregoing treatment of the notes as cash-settled financial contracts, and it is possible that the IRS could assert another treatment which could affect the amount, timing and character of income, gain or loss in respect of the notes. For instance, it is possible that the IRS could seek to apply the contingent payment debt regulations. Those regulations would generally require you to accrue interest income at a market rate, notwithstanding the interest payments, if any, that are actually made, and generally would characterize gain and, to some extent, loss as ordinary rather than capital gain or loss (as described above under "—Contingent Payment Debt Instruments—General"). If the notes provide for payments denominated in, or determined by reference to, one or more foreign currencies, the notes could be subject to special foreign currency rules applicable to contingent payment debt instruments (as described above under "—Contingent Payment Debt Instruments—Foreign Currency Rules"). In that case, the election under section 988(a)(1)(B) of the Code to treat ordinary gain or loss as capital would not be available, and the notes would not be subject to the rules under section 1256 of the Code. The IRS could also assert other characterizations that could affect the timing, amount and character of income or deductions.

  Non-United States Holders

        The following tax consequences will generally apply to non-United States holders of cash-settled financial contracts.

        Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, a corporation that accumulates earnings to avoid United States federal income tax, or an individual who is a United States expatriate and therefore subject to special treatment under the Code. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences to you.

        United States Federal Withholding Tax.    We will generally withhold tax at a 30% rate on any coupon payments paid on the notes unless such rate is reduced or eliminated by an "other income" or similar provision of an applicable United States income tax treaty, provided the relevant certification requirements are satisfied. However, coupon payments that are effectively connected with your conduct of a trade or business within the United States and, where an applicable income tax treaty applies, are attributable to your United States permanent establishment, are not subject to the withholding tax, provided the relevant certification requirements are satisfied, but instead are subject to United States federal income tax, as described below.

        Based on the treatment of the notes described above, you should not be subject to United States federal withholding tax for payments on any sale, exchange, settlement or other disposition or on payments received at maturity in respect of the notes.

        As discussed above, alternative characterizations of a note for United States federal income tax purposes are possible, which could result in the imposition of United States federal withholding tax on the sale, exchange, settlement or other disposition of a note. You should consult your own tax advisors regarding the United States federal income tax consequences of an investment in the notes.

        United States Federal Income Tax.    Based on the treatment of the notes described above, any income or gain realized upon the sale, exchange, settlement or other disposition of a note (including a deemed disposition in the case of a note subject to section 1256 of the Code, as described above under "—Financial Contracts—Foreign Currency Rules") generally will not be subject to United States federal income tax unless (i) the gain or income is effectively connected with a trade or business in the United States of a non-United States holder or (ii) in the case of a non-United States holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, settlement or other disposition, and certain other conditions are met.

        United States Federal Estate Tax.    If you are an individual non-United States holder, notes held by you at the time of death may be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

CERTAIN ERISA CONSIDERATIONS

        Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement (a "plan") to acquire or hold the notes should consider whether an investment in the notes would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code.

        Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code ("ERISA plans") from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("parties in interest") with respect to the plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3 (33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws ("similar laws").

        The acquisition or holding of the notes by an ERISA plan with respect to which we, Lehman Brothers Inc. or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless those notes are acquired or held pursuant to and in accordance with an applicable exemption. The DOL has issued prohibited transaction class exemptions, or "PTCEs", as well as individual exemptions that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes.

        Each purchaser and holder of the notes or any interest in the notes will be deemed to have represented by its purchase or holding of the notes that either (1) it is not a plan or a plan asset entity and is not purchasing or holding those notes on behalf of or with "plan assets" of any plan or plan asset entity or (2) the purchase or holding of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation under any applicable similar laws.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with "plan assets" of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

PLAN OF DISTRIBUTION

        The notes are being offered by us through Lehman Brothers Inc., as principal or agent. We and Lehman Brothers Inc. have entered into a distribution agreement with respect to the notes. We may sell notes at a discount to the agent, as principal, for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. Unless otherwise specified in the applicable pricing supplement, any note purchased by the agent as principal will be purchased at 100% of the principal amount or face amount less a percentage specified in the applicable pricing supplement. In addition, the agent may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the agent. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed.

        Lehman Brothers Inc., as agent, has agreed to use its reasonable efforts to solicit orders to purchase notes. We will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. Lehman Brothers Inc., as agent, will have the right to reject any proposed purchase in whole or in part. We will generally pay the agent a commission of up to 0.625% of the principal amount of notes sold through it as agent, depending upon the stated maturity.

        We may appoint agents (either as principal or agent), other than or in addition to Lehman Brothers Inc., with respect to any issue of notes. Any other agents will be named in the applicable pricing supplement and those agents will enter into the distribution agreement referred to above with respect to that issue of notes. The other agents may be our affiliates or our customers and may engage in transactions with and perform services for us in the ordinary course of business. Lehman Brothers Inc. may resell notes to or through another of our affiliates, as selling agent.

        We reserve the right to sell notes directly to investors on our own behalf and to enter into agreements similar to the distribution agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by us.

        Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

        This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by Lehman Brothers Inc. or our other affiliates in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Lehman Brothers Inc. or these other affiliates may act as principal or agent in such transactions.

        We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice.

        We or an affiliate of ours may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the notes and Lehman Brothers Inc. and/or an affiliate may earn additional income as a result of payments pursuant to the swap agreements or related hedge transactions.

Indemnification and Expenses

        Each of the agents, whether acting as principal or agent, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against liabilities relating to any offering of notes, including liabilities under the Securities Act, or to contribute to payments that the agents may be required to make relating to these liabilities.

        We will reimburse the agents for customary legal and other expenses incurred by them in connection with the offer and sale of the notes.

Market-Making

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. The agents may make a market in the notes, but no agent is obligated to do so. The agents may discontinue any market-making at any time without notice, at their sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold. See "Plan of Distribution—Market Making" and "Plan of Distribution—Stabilization, Short Positions and Penalty Bids" in the accompanying prospectus.

Other Relationships

        Lehman Brothers Inc., our principal U.S. broker-dealer subsidiary, is a member of the NASD and may participate in offerings of the notes. Accordingly, offerings of the notes in which Lehman Brothers Inc. participates will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm's distributing securities of an affiliate. Furthermore, any underwriters offering the offered securities will not confirm sales to any account over which they exercise discretionary authority without the prior written approval of the customer.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), Lehman Brother Inc., as agent has represented and agreed, and the agents appointed under the Lehman Brothers Holdings Inc. Medium Term Note Program, Series I (the "Program"), will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") has not made and will not make an offer of notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State:

  (a)
  in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

  (b)
  at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (c)
  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (d)
  at any time in any other circumstances which do not require the publication by Lehman Brothers Holdings Inc. of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        Lehman Brothers Inc., as agent, has represented and agreed, and the agents appointed under the Program will be required to represent and agree, that:

  (a)
  in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by Lehman Brothers Holdings Inc.;

  (b)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to Lehman Brothers Holdings Inc.; and

  (c)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

        Lehman Brothers Inc., as agent, has agreed that it, to the best of its knowledge after due inquiry, will comply with all applicable laws and regulations in force in any jurisdiction in which it offers or sells the notes or possesses or distributes the prospectus supplement, the accompanying prospectus any applicable pricing supplement or any other offering material and will obtain any consent, approval or permission required by it for the offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers or sales.

Appendix A

        For purposes of this Appendix A, the term "Business Day" as used in any Settlement Rate Option shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close (including for dealings in foreign exchange in accordance with the practice of the foreign exchange market) in the Principal Financial Center for both (a) the Reference Currency and (b) the currency against which the Reference Currency is quoted (the "base currency") in accordance with the Reference Exchange Rate specified in the applicable pricing supplement, in each case as specified for the applicable Reference Currency or base currency in the table below; provided that where Euro is either the Reference Currency or the base currency, "Business Day" for Euro as the Reference Currency or the base currency shall mean any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

Settlement Rate Options for Currency-Indexed Notes
Reference Currency	Screen Reference	Description	Principal Financial Center
For currency rates against the U.S. Dollar (USD):
Euro (EUR)	1FED
		The U.S. Dollar/Euro official fixing rate, expressed as the amount of U.S. Dollars per one Euro, for settlement in two Business Days reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FED to the right of the caption "EUR" at approximately 10.00 a.m., New York time, on the relevant Valuation Date.	TARGET
Australian Dollar (AUD)	1FEE
		The U.S. Dollar/Australian Dollar official fixing rate, expressed as the amount of U.S. Dollars per one Australian Dollar, for settlement in two Business Days reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FEE to the right of the caption "AUD" at approximately 12.00 p.m., New York time, on the relevant Valuation Date.	Sydney and Melbourne
Brazilian Real (BRL)	BRFR
		The Brazilian Real/U.S. Dollar offered rate for U.S. Dollars, expressed as the amount of Brazilian Reals per one U.S. Dollar, for settlement in two Business Days reported by the Banco Central do Brasil on SISBACEN Data System under transaction code PTAX-800 ("Consulta de Cambio" or Exchange Rate Inquiry), Option 5 ("Cotacoes para Contabilidade" or "Rates for Accounting Purposes"), which appears on Reuters Screen BRFR Page under the caption "Dolar PTAX" at approximately 6:30 p.m., Sao Paulo time, on the relevant Valuation Date.	Brazilia, Rio de Janiero or São Paulo

British Pound Sterling (GBP)	1FED
		The U.S. Dollar/Sterling official fixing rate, expressed as the amount of U.S. Dollars per one Sterling, for settlement in two Business Days reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FED to the right of the caption "GBP" at approximately 10.00 a.m., New York time, on the relevant Valuation Date.	London
Canadian Dollar (CAD)	1FED
		The Canadian Dollar/U.S. Dollar official fixing rate, expressed as the amount of Canadian Dollars per one U.S. Dollar, for settlement in one Business Day reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FED to the right of the caption "CAD" at approximately 10.00 a.m. New York time, on the relevant Valuation Date.	Toronto
Chilean Peso (CLP)	CLOPB=
		The Chilean Peso/U.S. Dollar observado rate, expressed as the amount of Chilean Pesos per one U.S. Dollar, for settlement on the same day reported by the Banco Central de Chile which appears on the Reuters Screen CLPOB=Page below the caption "Value" at approximately 10:00 a.m., Santiago time, on the first Business Day following the relevant Valuation Date.	Santiago
Chinese Renminbi (CNY)	SAEC
		The Chinese Renminbi/U.S. Dollar official fixing rate, expressed as the amount of Chinese Renminbi per one U.S. Dollar, for settlement in two Business Days reported by The State Administration of Foreign Exchange of the People's Republic of China, Beijing, which appears on the Reuters Screen SAEC Page opposite the symbol "USDCNY=" at approximately 5:00 p.m., Beijing time, on the relevant Valuation Date.	Beijing
Danish Krone (DKK)	1FED
		The Danish Krone/U.S. Dollar official fixing rate, expressed as the amount of Danish Krone per one U.S. Dollar, for settlement in two Business Days reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FED to the right of the caption "DKK" at approximately 10.00 a.m., New York time, on the relevant Valuation Date.	Copenhagen

Indian Rupee (INR)	RBIB
		The Indian Rupee/U.S. Dollar reference rate, expressed as the amount of Indian Rupee per one U.S. Dollar, for settlement in two Business Days reported by the Reserve Bank of India which appears on the Reuters Screen RBIB Page at approximately 2:30 p.m., Mumbai time, or as soon thereafter as practicable, on the relevant Valuation Date.	Mumbai
Indonesian Rupiah (IDR)	ABSIRFIX01
		The Indonesian Rupiah/U.S. Dollar spot rate at 11:00 a.m., Singapore time, expressed as the amount of Indonesian Rupiah per one U.S. Dollar, for settlement in two Business Days, reported by the Association of Banks in Singapore which appears on the Reuters Page ABSIRFIX01 to the right of the caption "Spot" under the column "IDR" at approximately 11:30 a.m., Singapore time, on the relevant Valuation Date.	Jakarta
Israeli Shekel (ILS)	FXIL
		The Israeli Shekel/U.S. Dollar Specified Rate, expressed as the amount of Israeli Shekels per one U.S. Dollar, for settlement in two Business Days which appears on the Reuters Screen FXIL under the heading "USD/ILS" to the right of the caption "1700"' at approximately 5.00 p.m., Tel Aviv time, on the relevant Valuation Date.	Tel Aviv
Japanese Yen (JPY)	1FED
		The Yen/U.S. Dollar official fixing rate, expressed as the amount of Japanese Yen per one U.S. Dollar, for settlement in two Business Days reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FED to the right of the caption "JPY" at approximately 10.00 a.m., New York time, on the relevant Valuation Date.	Tokyo
Korean Won (KRW)	KFTC18
		The Korean Won/U.S. Dollar market average rate, expressed as the amount of Korean Won per one U.S. Dollar, for settlement in two Business Days reported by the Korea Financial Telecommunications and Clearing Corporation which appears on the Reuters Screen KFTC18 Page to the right of the caption "USD Today" that is available at approximately 5:30 p.m., Seoul time, on the Valuation Date or as soon thereafter as practicable, but in no event later than 9:00 a.m., Seoul time, on the first Business Day following the relevant Valuation Date.	Seoul

Malaysian Ringgit (MYR)	ABSIRFIX01
		The Malaysian Ringgit/U.S. Dollar spot rate at 11:00 a.m., Singapore time, expressed as the amount of Malaysian Ringgit per one U.S. Dollar, for settlement in two Business Days, reported by the Association of Banks in Singapore, which appears on the Reuters Page ABSIRFIX01 to the right of the caption "Spot" under the column "MYR" at approximately 11:30 a.m., Singapore time, on the relevant Valuation Date.	Kuala Lumpur
Mexican Peso (MXN)	USDMXNFIX=
		The Mexican Peso/U.S. Dollar fixing rate, expressed as the amount of Mexican Pesos per one U.S. Dollar, for settlement in two Business Days reported by Banco de Mexico which appears on Reuters Screen MEX01 Page under the heading "USDMXNFIX=", at the close of business in Mexico City on the relevant Valuation Date.	Mexico City
New Zealand Dollar (NZD)	1FEE
		The New Zealand Dollar/U.S. Dollar official fixing rate, expressed as the amount of New Zealand Dollars per one U.S. Dollar, for settlement in two Business Days reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FEE to the right of the caption "NZD" at approximately 12.00 p.m., New York time, on the relevant Valuation Date.	Wellington and Auckland
Norwegian Krone (NOK)	1FED
		The Norwegian Krone/U.S. Dollar official fixing rate, expressed as the amount of Norwegian Krone per one U.S. Dollar, for settlement in two Business Days reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FED to the right of the caption "NOK" at approximately 10.00 a.m., New York time, on the relevant Valuation Date.	Oslo
Philippine Peso (PHP)	PHPESO
		The Philippine Peso/U.S. Dollar morning weighted average rate, expressed as the amount of Philippine Pesos per one U.S. Dollar, for settlement in one Business Day reported by the Philippine Dealing system which appears on the Reuters Screen PHPESO Page to the right of the caption "AM WT AVE" at approximately 12:30 p.m., Manila time, on the relevant Valuation Date.	Manila

Russian Ruble (RUB)	EMTA
		The Russian Ruble/U.S. Dollar Specified Rate, expressed as the amount of Russian Rubles per one U.S. Dollar, for settlement in one Business Day, calculated by the Chicago Mercantile Exchange ("CME") and as published on CME's website, which appears on the Reuters Screen EMTA Page, at approximately 1:30 p.m., Moscow time, on the relevant Valuation Date.	Moscow
Singapore Dollar (SGD)	ABSIRFIX01
		The Singapore Dollar/U.S. Dollar spot rate at 11:00 a.m., Singapore time, expressed as the amount of Singapore Dollar per one U.S. Dollar, for settlement in two Business Days, reported by the Association of Banks in Singapore which appears on the Reuters Page ABSIRFIX01 to the right of the caption "Spot" under the column "SGD" at approximately 11:30 a.m., Singapore time, on the relevant Valuation Date.	Singapore
South African Rand (ZAR)	1FEE
		The South African Rand/U.S. Dollar official fixing rate, expressed as the amount of South African Rand per one U.S. Dollar, for settlement in two Business Days reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FEE to the right of the caption "ZAR" at approximately 12.00 p.m. New York time, on the relevant Valuation Date.	Johannesburg
Swedish Krona (SEK)	1FED
		The Swedish Krona/U.S. Dollar official fixing rate, expressed as the amount of Swedish Krona per one U.S. Dollar, for settlement in two Business Days reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FED to the right of the caption "SEK" at approximately 10.00 a.m., New York time, on the relevant Valuation Date.	Stockholm
Swiss Franc (CHF)	1FED
		The Swiss Franc/U.S. Dollar official fixing rate, expressed as the amount of Swiss Francs per one U.S. Dollar, for settlement in two Business Days reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FED to the right of the caption "CHF" at approximately 10.00 a.m., New York time, on the relevant Valuation Date.	Zurich

Taiwanese Dollar (TWD)	TAIFX1
		The Taiwanese Dollar/U.S. Dollar spot rate, expressed as the amount of Taiwanese Dollars per one U.S. Dollar, for settlement in two Business Days, reported by the Taipei Forex Inc. which appears on the Reuters Screen TAIFX1 Page under the heading "Spot" at approximately 11:00 a.m. Taipei time, on the relevant Valuation Date, or if no rate appears as of 11:00 a.m., Taipei time, the rate that first appears in any of the next succeeding 15 minute intervals after such time, up to and including 12:00 noon, Taipei time, on the relevant Valuation Date.	Taipei
Thai Baht (THB)	ABSIRFIX01
		The Thai Baht/U.S. Dollar spot rate at 11:00 a.m., Singapore time, expressed as the amount of Thai Baht per one U.S. Dollar, for settlement in two Business Days, reported by the Association of Banks in Singapore which appears on the Reuters Page ABSIRFIX01 to the right of the caption "Spot" under the column "THB" at approximately 11:30 a.m., Singapore time, on the relevant Valuation Date.	Bangkok
For currency rates against the Euro (EUR):
U.S. Dollar (USD)	ECB37
		The U.S. Dollar/Euro fixing rate, expressed as the amount of U.S. Dollar per one Euro which appears on Reuters Screen ECB37 to the right of the caption "USD" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	New York
Australian Dollar (AUD)	ECB37
		The Australian Dollar/Euro fixing rate, expressed as the amount of Australian Dollars per one Euro which appears on Reuters Screen ECB37 to the right of the caption "AUD" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Sydney and Melbourne
British Pound Sterling (GBP)	ECB37
		The Sterling/Euro fixing rate, expressed as the amount of Sterling per one Euro which appears on Reuters Screen ECB37 to the right of the caption "GBP" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	London
Canadian Dollar (CAD)	ECB37
		The Canadian Dollar/Euro fixing rate, expressed as the amount of Canadian Dollars per one Euro which appears on Reuters Screen ECB37 to the right of the caption "CAD" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Toronto

Chinese Renminbi (CNY)	SAEC
		The Chinese Renminbi/Euro official fixing rate, expressed as the amount of Chinese Renminbi per one Euro, for settlement in two Business Days reported by The State Administration of Foreign Exchange of the People's Republic of China, Beijing, which appears on the Reuters Screen SAEC Page opposite the symbol "EURCNY=" at approximately 5:00 p.m., Beijing time, on the relevant Valuation Date.	Beijing
Czech Koruna (CZK)	ECB37
		The Czech Koruna/Euro fixing rate, expressed as the amount of Czech Koruna per one Euro which appears on Reuters Screen ECB37 to the right of the caption "CZK" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Prague
Danish Krone (DKK)	ECB37
		The Danish Krone/Euro fixing rate, expressed as the amount of Danish Krone per one Euro which appears on Reuters Screen ECB37 to the right of the caption "DKK" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Copenhagen
Hungarian Forint (HUF)	ECB37
		The Hungarian Forint/Euro fixing rate, expressed as the amount of Hungarian Forint per one Euro which appears on Reuters Screen ECB37 to the right of the caption "HUF" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Budapest
Icelandic Krona (ISK)	ECB37
		The Icelandic Krona/Euro fixing rate, expressed as the amount of Icelandic Krona per one Euro which appears on Reuters Screen ECB37 to the right of the caption "ISK" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Reykjavik
Japanese Yen (JPY)	ECB37
		The Japanese Yen/Euro fixing rate, expressed as the amount of Japanese Yen per one Euro which appears on Reuters Screen ECB37 to the right of the caption "JPY" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Tokyo
Norwegian Krone (NOK)	ECB37
		The Norwegian Krone/Euro fixing rate, expressed as the amount of Norwegian Krone per one Euro which appears on Reuters Screen ECB37 to the right of the caption "NOK" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Oslo

New Zealand Dollar (NZD)	ECB37
		The New Zealand Dollar/Euro fixing rate, expressed as the amount of New Zealand Dollars per one Euro which appears on Reuters Screen ECB37 to the right of the caption "NZD" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Wellington and Auckland
Polish Zloty (PLN)	ECB37
		The Polish Zloty/Euro fixing rate, expressed as the amount of Polish Zloty per one Euro which appears on Reuters Screen ECB37 to the right of the caption "PLN" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Warsaw
Slovak Koruna (SKK)	ECB37
		The Slovak Koruna/Euro fixing rate, expressed as the amount of Slovak Koruna per one Euro which appears on Reuters Screen ECB37 to the right of the caption "SKK" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Bratislava
Swedish Krona (SEK)	ECB37
		The Swedish Krona/Euro fixing rate, expressed as the amount of Swedish Krona per one Euro which appears on Reuters Screen ECB37 to the right of the caption "SEK" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Stockholm
Swiss Franc (CHF)	ECB37
		The Swiss Franc/Euro fixing rate, expressed as the amount of Swiss Francs per one Euro which appears on Reuters Screen ECB37 to the right of the caption "CHF" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Zurich
Turkish Lira (TRY)	ECB37
		The Turkish Lira/Euro fixing rate, expressed as the amount of Turkish Lira per one Euro which appears on Reuters Screen ECB37 to the right of the caption "TRY" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Ankara
South African Rand (ZAR)	ECB37
		The South African Rand/Euro fixing rate, expressed as the amount of South African Rand per one Euro which appears on Reuters Screen ECB37 to the right of the caption "ZAR" at approximately 2:15 p.m., Central European time, on the relevant Valuation Date.	Johannesburg

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTES, SERIES I

PROSPECTUS SUPPLEMENT

MAY 30, 2006

(INCLUDING PROSPECTUS
DATED MAY 30, 2006)

LEHMAN BROTHERS

QuickLinks

TABLE OF CONTENTS
RISK FACTORS
DESCRIPTION OF THE NOTES
SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
CERTAIN ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
Appendix A